                                                                   EXHIBIT 10.13

                          PRACTICE MANAGEMENT AGREEMENT




                                  BY AND AMONG


                          PHYSICIAN HEALTH CORPORATION,


                        PHC REGIONAL ONCOLOGY CARE, INC.


                                       AND

                PHC-ILLINOIS 1, S.C., PHC-MISSISSIPPI, P.L.L.C.,
                         AND SOUTHERN DEPENDACARE, INC.





                        Effective as of September 1, 1997

                                TABLE OF CONTENTS


SECTION 1.  GENERAL PRACTICE GOVERNANCE AND MUTUAL PLEDGE OF SUPPORT........ 2

SECTION 2.  DEFINITIONS..................................................... 2
         2.1      "Affiliate"............................................... 2
         2.2      "Additional Minimum Management Fee"....................... 3
         2.3      "Agent"................................................... 3
         2.4      "Alternative Management Fee".............................. 3
         2.5      "Annual Budget"........................................... 3
         2.6      "Assignee"................................................ 3
         2.7      "Bank Documents" ......................................... 3
         2.8      "Buyout Amount"........................................... 3
         2.9      "CHAMPUS"................................................. 3
         2.10     "CHAMPUS Receivable"...................................... 3
         2.11     "CHAMPVA"................................................. 3
         2.12     "CHAMPVA Receivable"...................................... 4
         2.13     "Code".................................................... 4
         2.14     "Collateral".............................................. 4
         2.15     "Credit Agreement"........................................ 4
         2.16     "ERISA"................................................... 4
         2.17     "General Management Fee".................................. 4
         2.18     "General Management Services"............................. 4
         2.19     "Government Receivables".................................. 4
         2.20     "HCFA".................................................... 4
         2.21     "IL Component"............................................ 4
         2.22     "Illinois Lockbox Account"................................ 4
         2.23     "Illinois Sweeping Account"............................... 4
         2.24     "Lender" ................................................. 4
         2.25     "Managed Care Relationships".............................. 4
         2.26     "Material Adverse Effect"................................. 5
         2.27     "Medicaid"................................................ 5
         2.28     "Medicaid Provider Agreement"............................. 5
         2.29     "Medicaid Receivable"..................................... 5
         2.30     "Medical Office".......................................... 5
         2.31     "Medicare"................................................ 5
         2.32     "Medicare Provider Agreement"............................. 5
         2.33     "Medicare Receivable"..................................... 6
         2.34     "Minimum Management Fee".................................. 6
         2.35     "Monthly Payment"......................................... 6
         2.36     "Mississippi Lockbox Account"............................. 6
         2.37     "Mississippi Sweeping Account"............................ 6
         2.38     "MS Amount"............................................... 6
         2.39     "MS-PLLC Component"....................................... 6
         2.40     "MS Physician Practice Expenses".......................... 6
         2.41     "Net Practice Revenues"................................... 6
         2.42     "New Ancillary Service Expenses".......................... 6
         2.43     "New Ancillary Service Revenue"........................... 7
         2.44     "New Ancillary Services".................................. 7
         2.45     "New Practice Employee"................................... 7

         2.46     "New Practice Employee Expenses".......................... 7
         2.47     "Operational Expenses".................................... 7
         2.48     "PHC-SUB"................................................. 9
         2.49     "PHC-SUB Expense"......................................... 9
         2.50     "Physician"............................................... 9
         2.51     "Practice Development Services"........................... 9
         2.52     "Practice Employee"...................................... 10
         2.53     "Practice Expense"....................................... 10
         2.54     "Practice Lost Income Amount"............................ 11
         2.55     "Public Offering"........................................ 11
         2.56     "Purchase Agreement"..................................... 11
         2.57     "Real Estate"............................................ 11
         2.58     "Receivable"............................................. 11
         2.59     "Rules".................................................. 11
         2.60     "SDC".................................................... 11
         2.61     "SDC Amount"............................................. 11
         2.62     "SDC Component".......................................... 11
         2.63     "SDC Physician Practice Expenses"........................ 12
         2.64     "Secured Party".......................................... 12
         2.65     "Security Agreements" ................................... 12
         2.66     "Sub Lost Income Amount"................................. 12
         2.67     "Third Party Payors" .................................... 12
         2.68     "Virginia Division"...................................... 12
         2.69     "Virginia Lockbox Account" .............................. 12
         2.70     "Virginia Sweeping Account" ............................. 12

SECTION 3.  GENERAL MANAGEMENT SERVICES.................................... 12
         3.1      PHC-SUB Personnel........................................ 12
         3.2.     Medical Offices.......................................... 13
         3.3.     Furniture, Fixtures and Equipment........................ 13
         3.4.     Business Office Services................................. 14
         3.5.     Patient and Financial Records............................ 15
         3.6.     Financial Statements..................................... 16
         3.7.     Payment of Operational Expenses and PHC-SUB Expenses..... 16

SECTION 4.  PRACTICE DEVELOPMENT SERVICES.................................. 16
         4.1      Financial Planning and Goals............................. 16
         4.2      Recruitment of New Practice Employees.................... 17
         4.3      Managed Care Relationships............................... 17
         4.4      Expansion of the Practice................................ 17
         4.5      Practice Assessment and Consulting Services.............. 17
         4.6      Payor Contracting Development Services................... 17
SECTION 5.  OBLIGATIONS OF THE PRACTICES................................... 18
         5.1      Practice Expenses........................................ 18
         5.2      Professional Standards................................... 18
         5.3      Physician Powers of Attorney............................. 18
         5.4      Restrictive Covenants.................................... 18
         5.5      Continuing Professional Education........................ 20
         5.6      Contracts with Practice Employees........................ 20

         5.7      Cooperation.............................................  20
         5.8      Covenants Relating to Credit Agreement..................  21
         5.9      Formation and Operation of the Compliance Committee.....  21

SECTION 6.  JOINT POLICY BOARD............................................  22
         6.1      Formation and Responsibilities of Joint Policy Board....  22
         6.2      Resolution Mechanism for Divided Vote of Joint Policy
                   Board..................................................  23
         6.3      Annual Budget and Business Plan.........................  24

SECTION 7.  FINANCIAL ARRANGEMENTS........................................  24
         7.1      PHC-SUB Compensation.  .................................  24
         7.2      Recruitment and Productivity Incentives.................  27
         7.3      Review of Financial Arrangements by the Joint Policy
                   Board and the Practices................................  27
         7.4      Security Agreements; Deposit of Proceeds of Accounts....  27
         7.5      New Ancillary Services..................................  29

SECTION 8.  TERM AND TERMINATION..........................................  30
         8.1      Term; Renewal Terms.....................................  30
         8.2      Termination.............................................  30
         8.4      Repurchase of Assets....................................  33
         8.5      Procedures Related to Termination.......................  34

SECTION 9.  REPRESENTATIONS AND WARRANTIES OF EACH PRACTICE...............  35
         9.1      Organization in Good Standing; Licenses.................  35
         9.2      No Violations...........................................  35
         9.3      Professional Liability..................................  35
         9.4      Litigation..............................................  35
         9.5      No Default..............................................  36
         9.6      Third Party Reimbursement...............................  36
         9.7      Certificates............................................  37

SECTION 10. INSURANCE AND INDEMNITY.......................................  37
         10.1     Insurance Maintained by the Practice....................  37
         10.2     Insurance Maintained by PHC-SUB.........................  38
         10.3     Continuing Liability Insurance Coverage.................  38
         10.4     Key Person Insurance....................................  38

SECTION 11. COMPLIANCE WITH REGULATIONS - SUBCONTRACTS....................  38

SECTION 12. RELATIONSHIP OF THE PARTIES...................................  39
         12.1     Independent Contractor Status...........................  39
         12.2     Referral Arrangements...................................  40

SECTION 13. CONFIDENTIAL INFORMATION AND INSPECTION RIGHTS................  40

SECTION 14. ARBITRATION...................................................  41

SECTION 15. MISCELLANEOUS.................................................  41
         15.1     Assignment and Delegation...............................  41
         15.2     Other Contractual Arrangements..........................  42
         15.3     Notices.................................................  42

         15.4     Additional Acts.........................................  43
         15.5     Governing Law...........................................  44
         15.6     Captions................................................  44
         15.7     Severability............................................  44
         15.8     Entire Agreement........................................  44
         15.9     Waiver of Provisions....................................  44
         15.10    No Rule of Construction.................................  44
         15.11    Counterparts............................................  45
         15.12    Binding Effect..........................................  45

SECTION 16. GUARANTY BY PHC...............................................  45

SCHEDULES

5.3      Forrest Swan, Jr., M.D.
5.4(a)   Restrictive Covenants
5.19     Compliance Committee Members
5.20     Initial Joint Policy Board Members
7.5      Forrest Swan, Jr., M.D.
9.4(b)   Exceptions to Investigations
9.6      Third Party Reimbursement

EXHIBITS

7.1.1    GUARANTY OF MINIMUM MANAGEMENT FEE
7.1.2    GUARANTY OF ADDITIONAL MANAGEMENT FEE
7.4(a)   SECURITY AGREEMENTS

                         PRACTICE MANAGEMENT AGREEMENT


     THIS PRACTICE MANAGEMENT AGREEMENT (this "Agreement") is made and effective as of the 1/st/ day of September, 1997 (the "Effective Date"), by and among Physician Health Corporation, a Delaware corporation ("PHC") as to Section 8.4
                                                                   -----------
and Section 16 only; PHC Regional Oncology Care, Inc., a Georgia corporation
    ----------
("PHC-SUB"); and PHC-Illinois 1, S.C., an Illinois medical corporation ("IL-SC"), PHC-Mississippi, P.L.L.C., a Mississippi professional limited liability company ("MS-PLLC"), and Southern Dependacare, Inc., an Alabama business corporation ("SDC"), operating through its Virginia division (the "Virginia Division") (each, the "Practice", and collectively, the "Practices").

                                   RECITALS:

     A. Pursuant to the terms of that certain Asset Purchase Agreement effective as of September 1, 1997 (the "Purchase Agreement"), by and among PHC, PHC-SUB, SDC and Jack G. Hilton, M.D. ("Physician"), PHC-SUB acquired from SDC substantially all of the tangible and intangible assets of SDC (the "Purchase").

     B. Prior to the Purchase, each of the current physician employees of the Practices is practicing or has practiced medicine as a physician employee of SDC.

     C. PHC-SUB and its Affiliates (as defined herein) are engaged in the business of providing high quality healthcare management services in the form of
(1) physician practice management, development and administration, and (2) physician network development, marketing, management and administration.

     D. In conjunction with the Purchase, but prior to its effective time, certain physician employees terminated their employment relationships with SDC and entered into employment relationships with the Practices, which will continue to practice medicine and provide medical services to patients at various medical offices in the areas of Carbondale, Illinois; Abingdon, Virginia; and Natchez, Mississippi and other areas to which the Practices may expand, with practice management services being provided by PHC-SUB pursuant to this Agreement.

     E. PHC-SUB and the Practices desire to enter into this Agreement for (1) the provision of practice management and development services by PHC-SUB to the Practices and (2) the provision by PHC-SUB of facilities, personnel, equipment and supplies necessary to operate the Practices, pursuant to the terms and conditions hereof, to permit the Practices and each of their physician employees to devote their respective efforts on a concentrated and continuous basis to the rendering of medical services to their patients.

     F. PHC owns all the issued and outstanding capital stock of PHC-SUB and is a party to this Agreement for the sole purpose of guaranteeing the full and complete performance by PHC-SUB of the obligations, duties and covenants of PHC-SUB owed to the Practices hereunder.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION  1.  GENERAL PRACTICE GOVERNANCE AND MUTUAL PLEDGE OF SUPPORT.

     (a) As described more fully in this Agreement, the Practices will continue to operate independently of PHC-SUB with broad control over the day-to-day operations of the Practices remaining with the directors and officers of, and the physicians employed by, the Practices. PHC-SUB shall (i) consult with the Practices and their physician employees as to the method of PHC-SUB's performance of the General Management Services (as defined herein) and (ii) follow the reasonable advice thereon of the Practices in a cooperative effort to promote the future development and success of the Practices.

      (b) The Practices acknowledge that among the reasons they are entering into this Agreement are to gain access to the strategic planning, financing, ancillary services development, managed care, purchasing groups, information systems, consulting and other practice management and development, expertise that PHC-SUB can make available to the Practices, and the potential greater efficiencies and economies of scale to be recognized by centralizing certain management services to be provided by PHC-SUB to the Practices and the formation of multi-specialty or single specialty physician practice groups within the Practices. Consistent with the Practices' control and direction over their respective day-to-day operations, each Practice and PHC-SUB pledge to work together to identify and take advantage of such opportunities for the achievement of greater efficiency and economies in the operation of the Practices. With the support of PHC-SUB through the establishment and operation of the Joint Policy Board (as described in Section 6 hereof), each Practice and
                                           ---------
PHC-SUB will work together to develop and implement strategic plans related to expansion of ancillary and other services provided by, and the addition of medical offices, physicians and other professional personnel to, the Practices.

      SECTION 2.  DEFINITIONS.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles ("GAAP"), as in effect from time to time applied on a consistent basis.

      As used herein, the following capitalized terms shall have the meanings ascribed to such terms below:

      2.1 "Affiliate" of an entity means (a) any person or entity directly or indirectly controlled by such entity, (b) any person or entity directly or indirectly controlling such entity, (c) any subsidiary of such entity if the entity has a fifty percent (50%) or greater equity ownership interest in the subsidiary, or (d) such entity's parent if the parent has a fifty percent (50%) or greater ownership interest in the entity.

      2.2 "Additional Minimum Management Fee" shall have the meaning set forth in Section 7.1(b).
   --------------

      2.3 "Agent" means such person or entity as may be appointed by PHC-SUB in writing to the Practices from time to time to serve as Agent hereunder.

      2.4 "Alternative Management Fee" shall have the meaning set forth in
Section 7.1(a).
--------------

      2.5 "Annual Budget"shall have the meaning set forth in Section 4.1.
                                                             -----------

      2.6 "Assignee" shall have the meaning set forth in Section 7.4(a).
                                                         --------------

      2.7 "Bank Documents" shall have the meaning set forth in Section 5.8(a).
                                                               --------------

      2.8 "Buyout Amount" shall have the meaning set forth in Section 8.4(a).
                                                              --------------

      2.9 "CHAMPUS" means, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including
(a) all federal statutes (whether set forth in 10 U.S.C. (S)(S)1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations, (including 32 C.F.R. (S)199), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

      2.10  "CHAMPUS Receivable" means a Receivable payable pursuant to CHAMPUS.

      2.11 "CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including (a) all federal statutes (whether set forth in 38 U.S.C.
(S)1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA, CHAMPUS; and (b) all rules, regulations (including 38 C.F.R. (S)17.54), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

      2.12  "CHAMPVA Receivable" means a Receivable payable pursuant to CHAMPVA.

      2.13 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

      2.14 "Collateral" shall mean (i) the assets purchased by PHC-SUB under the Purchase Agreement and (ii) the Collateral under and defined in the Security Agreements.

      2.15 "Credit Agreement" means any loan agreement or security agreement between PHC or PHC-SUB and a Lender whereby PHC or PHC-SUB grants a lien on accounts receivable in favor of that Lender.

      2.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.17  "General Management Fee" shall have the meaning set forth in Section
                                                                         -------
7.1(a).
------

      2.18  "General Management Services" shall have the meaning set forth in

Section 3.
---------

      2.19 "Government Receivables" means, collectively, any and all Receivables which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) CHAMPUS Receivables, (d) CHAMPVA Receivables, or (e) any other Receivable payable by a governmental authority approved by the Agent.

      2.20 "HCFA" means the Health Care Financing Administration, an agency of the United States Department of Health and Human Services, and any successor thereto.

      2.21  "IL Component" shall have the meaning set forth in Section
                                                               -------
7.1(a)(iii).
-----------

      2.22  "Illinois Lockbox Account" shall have the meaning set forth in
Section 7.4(b)(ii).
------------------

      2.23  "Illinois Sweeping Account" shall have the meaning set forth in
Section 7.4(b)(i).
-----------------

      2.24  "Lender" shall have the meaning set forth in Section 5.8(a).
                                                         --------------

      2.25  "Managed Care Relationships" shall have the meaning set forth in
Section 4.3.
-----------

      2.26 "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the financial conditions, operations, business, properties or prospects of the Practices.

      2.27 "Medicaid" means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 USC (S)(S)1396 et. seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

      2.28 "Medicaid Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicaid in such state and a healthcare facility or physician under which the healthcare facility or physician agrees to provide services or merchandise for Medicaid patients.

      2.29 "Medicaid Receivable" means a Receivable payable pursuant to a Medicaid Provider Agreement.

      2.30 "Medical Office" means any of the medical offices provided by PHC-SUB that are utilized, in whole or in part, by the Practices in existence on the Effective Date and throughout the term of this Agreement.

      2.31 "Medicare" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC
(S)(S)1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including
(a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

      2.32 "Medicare Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicare in such state and a healthcare facility or physician under which the healthcare facility or physician agrees to provide services or merchandise for Medicare patients.

      2.33 "Medicare Receivable" means a Receivable payable pursuant to Medicare Provider Agreement.

      2.34  "Minimum Management Fee" shall have the meaning set forth in Section
                                                                         -------
7.1(a)(iv).
----------

      2.35  "Monthly Payment" shall have the meaning set forth in Section
                                                                  -------
7.4(a).

      2.36  "Mississippi Lockbox Account" shall have the meaning set forth in

Section 7.4(b)(ii).
------------------

      2.37  "Mississippi Sweeping Account" shall have the meaning set forth in

Section 7.4(b)(i).
-----------------

      2.38  "MS Amount" shall have the meaning set forth in Section
                                                            -------
7.1(a)(i)(A).
------------

      2.39  "MS-PLLC Component" shall have the meaning set forth in Section
                                                                    -------
7.1(a)(i).
---------

      2.40  "MS Physician Practice Expenses" shall have the meaning set forth in

Section 7.1(a)(i)(A).
--------------------

      2.41 "Net Practice Revenues" means, for any fiscal period, (i) all revenues recognized by or on behalf of a Practice or any of its Practice Employees, including New Practice Employees, as a result of professional medical services furnished to patients, ancillary services furnished to patients, pharmaceuticals and other items and supplies sold to patients (ii) other fees or income received by a Practice or its Practice Employees in their capacity as Practice Employees of such Practice, whether rendered in an inpatient or outpatient setting and whether rendered to health maintenance organizations, preferred provider organizations, Medicare, Medicaid or other patients, including, but not limited to, payments received under any capitation arrangement (including, without limitation, monthly capitation payments, bonus payments, risk pool payments, etc.). For the purposes of this Agreement, only the professional component of New Ancillary Service Revenue shall be included in Net Practice Revenues.

      2.42 "New Ancillary Service Expenses" means, for any fiscal period, all expenses paid during such period by PHC-SUB in generating New Ancillary Service Revenue, including, without limitation, the costs of facilities, equipment, supplies, staff and technicians directly associated therewith and the direct capital expenses (not to exceed the sum of interest expense plus depreciation attributable to the capital expenditure in question) associated therewith.

      2.43 "New Ancillary Service Revenue" means, for any fiscal period, all revenue generated during such period by a Practice as a result of New Ancillary Services except for the professional medical services revenue component of such New Ancillary Services, which component shall constitute a portion of Net Practice Revenue or New Practice Employee Revenue, as applicable, for such period.

      2.44 "New Ancillary Services" shall mean services furnished to patients related to the rendition of oncological services, but unlike in nature or in scope to the ancillary services that were provided by a Practice immediately prior to the Effective Date.

      2.45 "New Practice Employee" means any physician Practice Employee who was not employed by or under contract with a Practice as of the Effective Date. After the third anniversary of a New Practice's Employee's initial full time employment or engagement by a Practice, that employee shall be considered a "Practice Employee" of such Practice for purposes of this Agreement.

      2.46 "New Practice Employee Expenses" means, for any fiscal period, the aggregate amount of salaries, benefits and recruitment expenses paid by a Practice relating to the employment or engagement by a Practice of each New Practice Employee.

      2.47 "Operational Expenses" means, for any fiscal period, all the expenses and capitalized costs (other than PHC-SUB Expenses, Practice Expenses, New Ancillary Service Expenses, and New Practice Employee Expenses) incurred by PHC-SUB in the provision of the General Management Services and the Practice Development Services to a Practice pursuant to this Agreement and such other expenses of a kind set forth in the Annual Budget (as defined in Section 4.1)
                                                                 -----------
for provision of services by PHC-SUB to a Practice (provided that, with respect to any Operational Expenses required to be capitalized under GAAP, the capitalized cost of the item shall not be an Operational Expense, but the depreciation or amortization of such expense by PHC-SUB shall be an Operational Expense), including, but not limited to, the following:

      (a) salaries, benefits (including any deferred compensation) and other costs relating to the employment or engagement by PHC-SUB of employees or independent contractors to provide services for a Practice, including a pro-rata share of expenses relating to employees or independent contractors who provide services to a Practice and to other persons or entities;

      (b) professional liability insurance premiums and deductibles to the extent provided in Section 10 hereof, including premiums and deductibles related
                   ----------
to policies obtained pursuant to Section 10.3 hereof (other than key man life
                                 ------------
insurance policies obtained on the lives of Physician and Donnie E. McDaniel incurred pursuant to Section 10.4);
                     ------------
      (c) Practice Employee licensure fees, board certification fees, and hospital staff privilege dues;

     (d) obligations under leases or subleases for the Medical Offices and equipment used by a Practice;

     (e) personal property and intangible taxes assessed against assets used by a Practice and state and local business taxes, fees and charges of a Practice or of PHC-SUB and related to a Practice;

     (f) charitable contributions approved in the Annual Budgets or by a unanimous vote of the Joint Policy Board (as defined in Section 6);
                                                        ---------

     (g) depreciation, amortization and all other expenses related to FF&E (as defined in Section 3.3 hereof);
           -----------

     (h) interest expenses or other costs of funds on indebtedness incurred by PHC-SUB or PHC to finance or refinance any of its obligations hereunder or services provided under this Agreement, including such expenses related to salary advances for Practice Employees as approved by the Joint Policy Board;

     (i)  medical and office supply expenses, including pharmaceutical products;

     (j) utility expenses and all other costs relating to the Medical Offices, including without limitation, costs of repairs, maintenance, telephone, normal janitorial services, refuse disposal;

     (k) insurance premiums for general comprehensive liability insurance (including without limitation insurance relating to the potential liability of PHC-SUB arising out of the operation of the Practice) and workers' compensation insurance for PHC-SUB's employees described in Section 10 hereof;
                                               ----------

     (l) expenses related to billing and collecting for payment for services rendered by the Practices;

     (m) expenses relating to the recruitment of physicians and any other personnel for the Practices;

     (n) all costs of membership in professional associations and continuing professional education expenses for Practice Employees in an amount up to $1,000 per annum in the aggregate for each Practice;

     (o) reimbursement for automobile expenses incurred by Practice Employees in the ordinary course of carrying out their respective duties and job responsibilities; and

     (p) expenses incurred for the provision and maintenance of an automobile to Donnie E. McDaniel in the performance of his job responsibilities on behalf of the Practices under that certain Employment Agreement by and among PHC, PHC-SUB and Donnie E. McDaniel.

     2.48 "PHC-SUB" means a corporation duly formed under Georgia law and a party to this Agreement.

     2.49 "PHC-SUB Expense" means any expense paid by PHC-SUB not directly related to a Practice or the provision by PHC-SUB of the General Management Services including, but not limited to, the following:

     (a) corporate overhead charge of or allocated to PHC-SUB other than the kind of items listed in Section 2.39, except as may be otherwise agreed upon by
                        ------------
PHC-SUB and a Practice;

     (b) amortization expense resulting from the amortization of organizational expenses incurred in connection with formation of the Practices

     (c) interest expense or other cost of funds on indebtedness incurred by PHC or PHC-SUB to finance the purchase price paid or withheld pursuant to any liabilities assumed by PHC-SUB under the Purchase Agreement;

     (d) federal and state income taxes of PHC-SUB, PHC, or any of their Affiliates and the costs of preparing their respective federal and state income and employment tax returns and other related filings;

     (e) liability judgments assessed against PHC-SUB, PHC or any of the affiliates or any employees or agents thereof in excess of applicable insurance policy limits and all liability judgments assessed against PHC-SUB or PHC-SUB employees or settlements of claims against PHC-SUB or PHC-SUB employees in excess of policy limits or not covered by insurance policies of PHC-SUB; and

     (f) health and welfare insurance, life insurance and/or disability or business overhead insurance on any Practice Employee in accordance with Section
                                                                        -------
10.4 herein.
----

     PHC-SUB Expense shall not include any New Ancillary Service Expenses and any New Practices Employee Expenses.

     2.50 "Physician" shall have the meaning set forth in paragraph A of the Recitals of this Agreement.

     2.51 "Practice Development Services" shall have the meaning set forth in
Section 4.
---------

     2.52 "Practice Employee" means any individual:

     (a) who is (a) duly licensed to practice medicine and (b) an employee or independent contractor of a Practice, including the physician shareholders or members of a Practice, or

     (b) who is (a) required by contract, law or regulatory authority to be employed by or whose services are required to be billed through a licensed physician for purposes of obtaining payment or reimbursement for such services or otherwise and (b) provides medical services to patients of a Practice, including, without limitation, nurse practitioners, certified registered nurse anesthetists, physician assistants, fellows, surgical assistants, individuals with a masters degree in social work, physical therapists, psychologists, and any other similar individuals.

     Notwithstanding, anything contained here to the contrary, each Practice may, at its discretion, retain other non-professional employees to provide other services to such Practice or its Practice Employees, provided that all expenses related to such non-professional employees shall constitute Practice Expenses and not Operational Expenses, and such non-professional employees shall not be considered "Practice Employees" for the purposes of this Agreement.

     2.53 "Practice Expense" means any expense of a Practice which is not an Operational Expense, a PHC-SUB Expense, or a New Ancillary Service Expense. Practice Expenses shall include, without limitation, the following:

     (a) all salaries, bonuses or benefits (including, for example, deferred compensation benefits and health insurance benefits) payable with respect to Practice Employees or compensation paid or payable to physician independent contractors, including New Practice Employee Expenses;

     (b) all federal, state or local income and employment taxes of a Practice and the costs of preparing its federal, state or local income and employment tax returns;

     (c) all costs of membership in professional associations and continuing professional education expenses, including subscriptions, for physician Practice Employees up to $1,000 per annum in the aggregate for each Practice;

     (d) all liability judgments assessed against the Practices or Practice Employees in excess of policy limits or not covered by insurance policies of the Practice or Practice Employees;

     (e) all costs of employees providing personal services to particular Practice Employees and like expenses personal in nature;

     (f)  the General Management Fee;

     (g) reimbursement for automobile expenses incurred by the physician Practice Employees in the ordinary course of practicing medicine;

     (h) entertainment expense in an amount up to $1,000 per annum for each Practice;

     (i)  the New Practice Employee Expense; and

     (j) all other expenses to be taken as Practice Expenses as specifically set forth herein.

     2.54 "Practice Lost Income Amount" shall have the meaning set forth in
Section 8.2(d).
--------------

     2.55 "Public Offering" means any method or means by which PHC initially accesses any public capital market for any shares of its capital stock, including without limitation, an initial public offering of the shares of the common stock of PHC; provided that as a result thereof, the Physician has received or has the right to receive PHC voting common stock on conversion of or in exchange for the shares of PHC prime stock received by them on consummation of the Purchase Agreement.

     2.56 "Purchase Agreement" shall have the meaning set forth in paragraph A of the Recitals of this Agreement.

     2.57 "Real Estate"shall have the meaning set forth in Section 8.4(a).
                                                           --------------

     2.58 "Receivable" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated in the receptive invoice, of a patient of a Practice or any of the Practice Employees in respect of inventory (as defined in Article 9 of the Uniform Commercial Code of the applicable state) or services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the applicable Practice, net of any credits, rebates or offsets owed to such patient or any Third Party Payor in respect thereof and also net of any commissions payable to any person or entity other than PHC-SUB, any of its Affiliates, the applicable Practice, or any of their employees.

     2.59 "Rules" shall have the meaning set forth in Section 14(a).
                                                      -------------

     2.60 "SDC" shall have the meaning set forth in the preamble to this Agreement.

     2.61 "SDC Amount" shall have the meaning set forth in Section
                                                           -------
7.1(a)(ii)(A).
-------------

     2.62 "SDC Component" shall have the meaning set forth in Section
                                                              -------
7.1(a)(ii).
----------

     2.63 "SDC Physician Practice Expenses" shall have the meaning set forth in Section 7.1(a)(ii)(A).
   ---------------------

      2.64 "Secured Party" means any of the secured parties to the Security Agreements.

      2.65  "Security Agreements" shall have the meaning set forth in Section
                                                                      -------
7.4(a).
------

      2.66  "Sub Lost Income Amount" shall have the meaning set forth in Section
                                                                         -------
8.2(b).
------

      2.67 "Third Party Payors" means any governmental entity, insurance company, health maintenance organization, preferred provider organization, employer or other person or similar entity that is obligated to make payments with respect to a Receivable.

      2.68 "Virginia Division" shall have the meaning set forth in the preamble of this Agreement.

      2.69  "Virginia Lockbox Account" shall have the meaning set forth in
Section 7.4(b)(ii).
------------------

      2.70  "Virginia Sweeping Account" shall have the meaning set forth in

Section 7.4(b)(i).
-----------------

     SECTION 3. GENERAL MANAGEMENT SERVICES.

     PHC-SUB shall render to each Practice the general management services and provide personnel, office space, equipment and supplies as set out in this
Section 3 (collectively the "General Management Services").
---------

     3.1 PHC-SUB Personnel.

     (a) PHC-SUB shall employ and provide to each Practice, as reasonably requested by each Practice: (i) all nurses, medical records personnel and other medical support personnel as shall be reasonably necessary for the operation of each Practice at the Medical Offices; (ii) all business office personnel (i.e., clerical, secretarial, bookkeeping and revenue collection personnel) as shall be reasonably necessary for the maintenance of patient records, collection of accounts receivable and upkeep of the financial records of each Practice; and
(iii) an office administrator (the "Administrator") as shall be reasonably necessary to manage and administer, subject to the terms and conditions hereof, all of the day-to-day routine business functions and services of the Practices.

     (b) As to the personnel provided by PHC-SUB to each Practice under Section
                                                                       --------
3.1(a), PHC-SUB shall consult with each Practice as to the salaries of all such
------
personnel and shall follow each Practice's reasonable advice thereon. As of the Effective Date, the Physician shall cause the Former SDC Workforce (as defined in the Purchase Agreement) to be covered as "leased employees" under any plans, agreements, arrangements and understandings which each Practice maintains thereafter from time to time for its common law employees in accordance with the applicable provisions of state and federal law. Notwithstanding the foregoing, the Practices shall not maintain a self-insured group health plan after the Effective Date if such plan would be in violation of any federal or state law. As requested by the Practices, PHC-SUB shall identify and recommend personnel candidates for all such positions to perform services at the Medical Offices; provided, however, that no Practice shall have the right to direct and approve, based solely on professional competence, the assignment of all non-physician medical support personnel to provide services at the Medical Offices. PHC-SUB shall, at each Practice's request, remove from such Practice and reassign or replace any such personnel who are not, in such Practice's professional judgment, adequately performing the required services. In providing its consultation and advice with regard to personnel as provided to a Practice pursuant to Section 3.1(a) hereof, neither such Practice nor PHC-SUB shall
            --------------
discriminate against such personnel on any basis which is in violation of any applicable federal, state or municipal law. Each Practice's and PHC-SUB's obligations regarding staff of such Practice shall be governed by the overriding principle and goal of providing high quality medical care. Employee assignments shall be made to assure consistent and continued rendering of high quality medical support services and to ensure prompt availability and accessibility of individual medical support personnel to physicians in order to develop constant, familiar and routine working relationships between individual physicians and individual members of the medical support personnel. Each Practice shall cooperate with and assist

PHC-SUB in preparing and filing all instruments or reports necessary to comply with any requirements arising from the status of PHC-SUB as an employee leasing company.

     3.2. Medical Offices.

     PHC-SUB shall provide to each Practice such Medical Offices as PHC-SUB and the Practices determine are necessary. PHC-SUB shall provide, manage and maintain the Medical Offices in good condition and repair, including the provision of routine janitorial services and maintenance services, subject to the terms of the various leases. PHC-SUB shall pay, as applicable, rent or mortgage payments, if any, as due, provide utilities and pay other related expenses, consistent with the Annual Budgets.

     3.3. Furniture, Fixtures and Equipment.

     PHC-SUB agrees to provide to each Practice those supplies and items of furniture, fixtures and equipment reasonably determined in each Practice's discretion to be necessary and/or appropriate for such Practice's operations at the Medical Offices during the term of this Agreement (all such items of furniture, fixtures and equipment are collectively referred to hereinafter as the "FF&E"). Title to the existing, additional and replacement FF&E shall be in the name of PHC-SUB or its nominee or a leasing company. PHC-SUB shall be responsible for all repairs and maintenance of the FF&E. The FF&E provided shall be at least reasonably equivalent to that of the Practices immediately prior to the Effective Date.

     Each Practice acknowledges that PHC-SUB makes no warranties or representations, express or implied, as to the fitness, suitability or adequacy of any furniture, fixtures, equipment, inventory, or supplies which are leased or provided to such Practice pursuant to this Agreement, for the conduct of a medical practice or for any other particular purpose.

      3.4. Business Office Services. PHC-SUB shall provide or cause to be provided all management and administrative business functions and services related to each Practice's services during the term of this Agreement as reasonably requested or approved by such Practice, including but not limited to all reasonable and necessary computer, bookkeeping, billing and collection services, accounts receivable and accounts payable management services, laundry, linen, janitorial and cleaning services and management services. The provision of all such management and administrative business functions and services shall be performed in a manner and by such PHC-SUB personnel as shall be reasonably requested by each Practice. At the reasonable request of or with the approval of each Practice, certain management and administrative business functions and services related to the Practices may be centralized in PHC-SUB, PHC or affiliated sites located outside the Medical Offices. Without limiting the generality of the foregoing, PHC-SUB shall perform the following functions:

     (a) Administer all managed care contracts on behalf of the Practice, all such managed care contracts being subject to approval by the Joint Policy Board as set forth in Section 6.1;
               ------------

     (b) Provide ongoing assessment of business activity including product line analysis, outcomes monitoring and patient satisfaction;

     (c) Order and purchase all medical and office supplies reasonably required in the day-to-day operation of each Practice at the Medical Offices;

     (d) Negotiate for and cause premiums to be paid with respect to the insurance provided for in Section 10 hereof;
                          ----------

     (e) Bill and collect from patients all professional fees for medical services and for ancillary services performed at or on behalf of each Practice and its Practice Employees. Each Practice hereby appoints PHC-SUB for the term of this Agreement as its true and lawful attorney in fact for the following limited purposes:

          (i) To bill patients in the Practice's name and on the Practice's behalf, and in the name and on behalf of all Practice Employees;

          (ii) To collect accounts receivable generated by such billings in the Practice's name and on the Practice's behalf, and in the name and on behalf of all Practice Employees;

          (iii) To receive, on behalf of the Practice and all Practice Employees, payments from patients, insurance companies, Medicare, Medicaid and all other payers with respect to services rendered by the Practice and Practice Employees, and the Practice hereby covenants to forward such payments to PHC-SUB for deposit in accordance with Section 7.4(b) herein;
                               --------------

     (f) To take possession of and endorse in the name of the Practice, or in the name of any Practice Employee, any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and

     (g) To initiate and pursue legal proceedings in the name of the Practice, to collect any accounts and moneys owed to the Practice or any Practice Employee, to enforce the rights of the Practice as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

     (h) PHC-SUB agrees that each Practice Employee and only such Practice Employee will perform the medical functions of its respective Practice. PHC-SUB will have no authority, directly or indirectly, to perform, and will not perform, any medical function. PHC-SUB may, however, advise the Practices as to the relationship (if any) between its performance of medical functions and the overall administrative and business functioning of their practices. To the extent that PHC-SUB assists the Practices in performing medical functions, all clinical personnel provided by PHC-SUB who perform patient care services shall be subject to the professional direction and supervision of such Practices and, in the performance of such medical functions, shall not be subject to any direction or control by, or create any liability on behalf of, PHC-SUB, except as may be specifically authorized by PHC-SUB.

     3.5.  Patient and Financial Records.

     PHC-SUB shall own and maintain all files and records (other than medical records) relating to the operation of the Practices in such manner and method as reasonably directed by each Practice, including, but not limited to, customary financial records and patient files. PHC-SUB shall use its best efforts to manage all files and records in compliance with all applicable federal, state and local statutes and regulations governing the existence and operation of the Practices, and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices and statutory requirements, as applicable.

     Each Practice shall supervise the preparation of, and direct the contents of, patient medical records, all of which shall be and remain confidential and the property of such Practice. Subject to applicable laws, regulations and accreditation policies, PHC-SUB shall have reasonable access to such records and shall be permitted to retain true and complete copies of such records.

     Each Practice shall maintain all medical records owned by it on the Effective Date in accordance with applicable law, will provide PHC-SUB with full access to such medical records and will not relocate or destroy such medical records without such PHC-SUB's prior written consent to the extent permitted by applicable law.

     3.6.  Financial Statements.

     PHC-SUB shall prepare and deliver to each Practice monthly financial statements, including any which may be required under applicable law pertaining to the Practices, within 30 days after the end of each month and a year-end financial statement within 120 days after the end of each calendar year, in a form mutually acceptable to PHC-SUB and each Practice, reflecting Net Practice Revenue, Operational Expenses, the General Management Fee, PHC-SUB Expenses, New Ancillary Service Expenses, New Ancillary Service Revenue, and New Practice Employee Expenses, for such period.

     3.7.  Payment of Operational Expenses and PHC-SUB Expenses.

     All Net Practice Revenues for each Practice shall be deposited in accordance with Section 7.4(b). Proceeds of the foregoing account may be used to
                --------------
pay all Practice Expenses, including without limitation, all fees due and payable to PHC-SUB hereunder and to reimburse itself for all expenses advanced by PHC-SUB to or on behalf of each Practice, including without limitation, Operational Expenses.

     SECTION 4.  PRACTICE DEVELOPMENT SERVICES.

     PHC-SUB shall provide to each Practice the practice development services provided for in this Section 4 which are intended to identify and evaluate for
                     ---------
each Practice opportunities for: (i) expanding ancillary and other services and adding Medical Offices and Practice Employees; and (ii) creating greater efficiency and economy in the operation of each Practice (collectively the "Practice Development Services") in a manner consistent with the provisions of this Section 4 and the other provisions of this Agreement.
     ---------

     4.1   Financial Planning and Goals.

     Within 60 days after the Effective Date and during the 60 days prior to the end of each calendar year, beginning with the 1998 calendar year, PHC-SUB will prepare, in consultation with each Practice, an annual budget (the "Annual Budget") for each Practice, reflecting in reasonable detail anticipated revenues, expenses, sources and uses of capital for growth, personnel staffing, and anticipated ancillary services. The Annual Budget shall be subject to review and approval by the Joint Policy Board, in accordance with the limitation as set forth in Section 6 hereof. Subject to such approval, the access to
                ---------
needed working capital and capital expenditures provided therein for each Practice shall be provided by PHC-SUB.

     4.2   Recruitment of New Practice Employees.

     At the request of each Practice, PHC-SUB shall perform administrative services relating to the recruitment of Practice Employees. The decision to retain a New Practice Employee shall be made by the Joint Policy Board in accordance with the limitation as set forth in Section 6, provided the Practice
                                               ---------
shall interview and hire each individual New Practice Employee and all such personnel shall be employees, independent contractors or agents of such Practice.

     4.3   Managed Care Relationships.

     PHC-SUB shall assist each Practice in evaluating and developing relationships and affiliations with other physicians, physician practices, physician networks, hospitals, integrated delivery systems and managed care organizations ("Managed Care Relationships") that may expand or increase the business or value of each Practice. Each Practice shall cooperate with PHC-SUB and contribute reasonable efforts to assist PHC-SUB in its efforts to pursue Managed Care Relationships. All decisions regarding initiating or terminating Managed Care Relationships shall be subject to the review and approval of the Joint Policy Board after the first two years of this Agreement.

     4.4 Expansion of the Practice.

     PHC-SUB shall assist each Practice in evaluating and adding additional office space, new Medical Offices, new office-based procedures and services, and new ancillary services, as provided for in the Annual Budgets or otherwise approved by the Joint Policy Board after the first two (2) years of this Agreement. PHC-SUB and each Practice hereby pledge their mutual intention and support for such reasonable expansion of each Practice.

     4.5 Practice Assessment and Consulting Services.

     PHC-SUB shall assess the performance of each respective Practice including product line analysis, outcomes monitoring and patient satisfaction. PHC-SUB shall develop systems to track revenues, expenses, utilization, quality improvement, Practice and physician productivity, and patient satisfaction. PHC-SUB shall arrange for or provide business and financial management consultation and advice reasonably requested by each Practice and directly related to the operations of such Practice pursuant to this Agreement.

     4.6 Payor Contracting Development Services.

     Directly or through an Affiliate, PHC-SUB shall dedicate reasonable efforts to develop and foster payor relationships and secure additional and more favorable managed care contracts on behalf of the Practices, including, but not limited to, marketing services, physician network development services, and contract development services on behalf of each Practice (the "Payor Contracting Development Services").

     SECTION 5.  OBLIGATIONS OF THE PRACTICES.

     5.1 Practice Expenses.

     To the extent the Practice Expenses are not paid under Section 3.7, each
                                                           ------------
Practice shall be solely responsible for the payment of all of its Practice Expenses, as herein defined. Each Practice shall pay all of its Practice Expenses as they fall due; provided, however, each Practice may contest in good faith any such claimed expense related to it as to which there is any dispute.

     5.2 Professional Standards.

     The professional services provided by the Practices and their Practice Employees shall be performed solely by or under the supervision of physicians licensed to practice medicine and shall at all times be provided in accordance with applicable ethical standards, laws and regulations applying to the medical profession. Each Practice shall, with the assistance of PHC-SUB, if so requested and if legally permissible, resolve any utilization management or quality improvement issues which may arise in connection with such Practice.

     If any disciplinary actions or professional liability actions are initiated against a Practice or any of its Practice Employee, such Practice shall immediately inform PHC-SUB of such action and the underlying facts and circumstances. PHC-SUB shall similarly inform such Practice of any such disciplinary actions or professional liability actions initiated against such Practice or any of its Practice Employee of which it first becomes aware.

     Each Practice shall establish and maintain procedures to assure the consistency and quality of all professional medical services provided by such Practice, and PHC-SUB shall render administrative assistance to each Practice as requested in furtherance thereof.

     5.3 Physician Powers of Attorney.

     Except with respect to any Practice Employees described in Schedule 5.3,
                                                                ------------
each Practice shall require its Practice Employees to execute and deliver to PHC-SUB powers of attorney, satisfactory in form and substance to PHC-SUB, appointing PHC-SUB as attorney in fact for each such Practice Employee for the purposes set forth in Section 3.4(e).
                      --------------

     5.4 Restrictive Covenants.

     (a) Each Practice acknowledges and agrees that the services to be provided by PHC-SUB hereunder are feasible only if such Practice operates a vigorous medical Practice to which the Practice Employees devote their full time and attention. Accordingly, each Practice agrees that except as set forth on

Schedule 5.4(a) attached hereto, it shall not, without the prior written consent
---------------
of PHC-SUB, establish, operate or provide physician services substantially similar to those professional medical, surgical and related ancillary services offered by such Practice other than pursuant to this Agreement, during the term of this Agreement and for a period of two (2) years following this Agreement within a 70 mile radius of any Medical Office. Each Practice shall obtain, maintain, update and reasonably enforce agreements with its physician Practice Employees, satisfactory in form and substance to PHC-SUB, pursuant to which physician Practice Employees shall agree: (i) not to establish, operate or provide physician medical or surgical services substantially similar to those professional medical, surgical and related ancillary services offered by such Practice other than on behalf of the Practice and pursuant to this Agreement, without the prior written consent of PHC-SUB during such time that such physician is a Practice Employee; and (ii) not to provide physician services substantially similar to those professional medical and surgical services provided by such physician on behalf of the Practice within a 70 mile radius of each of the Medical Offices for a period of two (2) years following the termination of the professional relationship between such physician and the Practice. PHC-SUB shall be expressly named as a third-party beneficiary to such agreements between the Practice and each physician Practice Employee.

     (b) During the term of this Agreement and for a period of two (2) years following the termination or expiration of this Agreement, no Practice shall, without the prior written consent of PHC-SUB, employ, hire or contract for services with any employee or former employee of PHC-SUB, nor shall any Practice solicit any such person to leave the employ of PHC-SUB. For purposes of this

Section 5.4(b), a "former employee" shall be any person who was employed by PHC-
--------------
SUB within the six (6) months prior to the termination or expiration of this Agreement. Each Practice shall cause its Practice Employees to enter into written agreements, satisfactory in form and substance to PHC-SUB, pursuant to which such persons shall agree that during the time in which such Physician is a Practice Employee and for a period of two (2) years following the termination of the professional relationship between such Physician and the Practices, no such Physician shall, without the prior written consent of PHC-SUB, employ, hire or contract for services with any employee or former employee of PHC-SUB, nor shall any such Physician solicit any such person to leave the employ of PHC-SUB. With respect to such Practice and PHC-SUB, PHC-SUB shall be expressly named as a third-party beneficiary to such agreements between such Practice and each physician Practice Employee.

     (c) If this Agreement is terminated by PHC-SUB pursuant to either Section
                                                                       -------
8.2(a) or Section 8.2(b) hereof with respect to a Practice, the terminated
------    --------------
Practice shall not, for a period of two (2) years following the effective date of such termination, engage or contract with any person, firm or entity (or group of affiliated entities) for the provision of comprehensive management services of the kind contemplated by this Agreement. If this Agreement is terminated for any reason, other than by PHC-SUB pursuant to either Section
                                                                   --------
8.2(a) or Section 8.2(b), then the restrictions of this Section 5.4(c) shall not
------    --------------                                --------------
apply.

     (d) Notwithstanding any provisions of this Agreement providing for mandatory arbitration, PHC-SUB and each Practice acknowledge and agree that PHC-SUB's remedy at law for any breach or attempted breach of the foregoing provisions of this Section 5.4 will be inadequate and that PHC shall be entitled
                   -----------
to specific performance,
injunction or other equitable relief in the event of any such breach or attempted breach, in addition to any other remedies which might be available at law or in equity.

     (e) Notwithstanding anything contained herein to the contrary, the provisions of this Agreement shall not apply following the termination of this Agreement in connection with the expiration of its 40 year term.

     5.5 Continuing Professional Education.

     Each Practice shall ensure that each of its Practice Employees participates in such continuing medical education activities as are necessary for such physicians or other employees to remain current in their respective specialties, including, but not limited to, the minimum continuing medical education requirements imposed by applicable laws and policies of applicable specialty boards.

     5.6 Contracts with Practice Employees.

     Decisions regarding the addition of a New Practice Employee shall be made by the Joint Policy Board pursuant to the limitations as set forth in Section
                                                                     --------
6.1 hereof after the first two (2) years of this Agreement.  In addition, each
---
Practice shall use its best efforts to consult with PHC-SUB prior to terminating the employment by a Practice of any of its Practice Employee. The Practice shall also, during the term of this Agreement, use its reasonable efforts to consult with PHC-SUB with regard to the terms and conditions of contracts or other arrangements entered into between such Practice and its Practice Employees. Notwithstanding the foregoing, all decisions with respect to removing Practice Employees, and with respect to the terms and conditions of contracts or other arrangements in connection therewith, except with regard to those provisions described in Section 5.4(b) hereof, shall be made by such
                             ---------------
Practice, in its sole and absolute discretion.

     5.7 Cooperation.

     Each Practice shall cooperate in the obtaining and maintaining of professional liability insurance coverage on such Practice and its Practice Employees by assuring that it and its Practice Employees are insurable, and by participating in an on-going risk management program. Each Practice shall, and shall cause its Practice Employees to, use their respective good faith efforts to exercise diligence in assisting PHC-SUB to control costs and expenses of the Practice without sacrificing professional standards or high quality patient care. Each Practice shall, and shall require Practice Employees to, exercise due care to ensure that, when being used by the Practice Employees, medical equipment utilized by each Practice is being used in a safe and efficient manner, and shall timely report any unsafe or unsatisfactory equipment of which a Practice, or any of its Practice Employees, is aware. Each Practice acknowledges and agrees that on execution of this Agreement, PHC-SUB intends to implement its own policies and procedures, including, but not limited to, policies and procedures regarding cash management and revenue controls after the second year of this Agreement. The implementation of such policies and procedures then shall be subject to the approval of each Practice, such approval not to be unreasonably withheld. These policies and procedures will be implemented as soon as reasonably practicable after the second year of this Agreement and may be revised or amended by PHC-SUB from time to time thereafter during the term of this Agreement, subject to the approval of each Practice. Upon their approval, such Practice agrees to cooperate with any such implementation, revision, or enactment of PHC-SUB's policies and procedures. Each Practice also agrees to cooperate with, and participate in, any patient satisfaction surveys and/or outcome management surveys or programs instituted or implemented by PHC-SUB, subject to approval by such Practice.

     5.8 Covenants Relating to Credit Agreement.

     (a) The Practice acknowledges that PHC and PHC-SUB may obtain financing for the transactions contemplated by the Purchase Agreement and hereby from one or more third party lenders (each a "Lender") pursuant to a Credit Agreement. In furtherance of such financing, the Practice will execute such security agreements, pledges or other agreements (the "Bank Documents") as may be requested or required by such Lender (or any of them) to grant and perfect a security interest in the Collateral in favor of such Lender. In addition, the Practice will cause to be promptly and duly taken, executed, acknowledged, and delivered all such further acts, documents, and assurances:

          (i) as may from time-to-time be necessary or as the Lender (or any of them) may from time to time reasonably request in order to carry out the intent and purposes of the Credit Agreement and the Bank Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect, and perfect the estate, right, title, and interest to the Collateral (including Collateral acquired after the date hereof) including first priority liens thereon; and

          (ii) as the Lender (or any of them) may from time-to-time reasonably request to establish, preserve, protect, and perfect first priority liens on the Collateral, the Net Practice Revenues and the Receivables, now owned or hereafter acquired that are not Collateral on the date hereof.

     (b) Each Practice will use its best efforts to assist PHC-SUB in keeping accurate and complete records of its Receivables.

     (c) At the request of a Lender, each Practice will appoint such Lender as its attorney-in-fact for the purpose of collecting such Practice's Receivables, including, without limitation, its Governmental Receivables, consistent with any limitations provided by law and will cooperate with such Lender in signing or otherwise providing notices to Third Party Payors with respect to this agency.

     5.9 Formation and Operation of the Compliance Committee. PHC-SUB and the Practices shall establish a Compliance Committee (herein so called) which shall be responsible for advising PHC-SUB and the Practices in connection with the development and administration of procedures designed to detect and deter potential violations of the Medicare and Medicaid anti-kickback laws and other healthcare and federal laws applicable to the conduct of the Practices business. PHC-SUB and the Practices shall have equal representation on the
Compliance Committee.   PHC-SUB shall designate, in its sole discretion, two (2)
members of the Compliance Committee. The Practices shall designate, in their sole discretion, two (2) members of the Compliance Committee. The act of a majority of the total number of members of the Compliance Committee shall be the act of the Compliance Committee. Physicians who are owners of the Practices and who are not members of the Compliance Committee shall be permitted to attend Compliance Committee meetings, unless the Compliance Committee otherwise determines or unless PHC-SUB objects because it reasonably can be expected that the number of persons in attendance will interfere with the effective functioning of the Compliance Committee. The initial members of the Compliance Committee are set forth in Schedule 5.19 hereto.
                           -------------

     SECTION 6.  JOINT POLICY BOARD.

     6.1  Formation and Responsibilities of Joint Policy Board.

     (a) PHC-SUB and the Practices shall establish a Joint Policy Board consisting of three (3) members. PHC-SUB shall designate, in its sole discretion, two (2) members to the Joint Policy Board and the Practices shall select one (1) member. The initial members of the Joint Policy Board are set forth in Schedule 5.20 hereto. During the first two (2) years of this
         -------------
Agreement, the Joint Policy Board shall only consider, review, determine and approve, by unanimous vote only, the following matters as they relate to the operation of the Practices:

          (i) Annual Budgets of the Practices as jointly developed by PHC-SUB and the Practices; and

         (ii) operational, capital expenditures or borrowings not included in the Annual Budgets of the Practices involving an amount in excess of $25,000 for each Practice.

     (b) After the first two years of this Agreement, the Joint Policy Board shall consider, review, determine and approve, by unanimous vote only, the matters set forth in Section 6.1(a) above and the following matters as they
                     --------------
relate to the Practices:

         (i)    the long-term strategic planning objectives for the Practices;

         (ii)   the opening or closing of any Medical Office;

         (iii) the addition of a New Practice Employee and the terms of any contract with such employee which are consistent with the provisions of this Agreement;

         (iv)   the establishment or maintenance of Managed Care Relationships;

         (v)    New Ancillary Services provided by the Practices;

         (vi) the establishment of New Ancillary Service fees and collection policies provided by the Practices and the distribution of New Ancillary Service Revenues between a Practice and PHC-SUB;

         (vii) the purchase, lease or sublease of any real property by PHC-SUB which will be used, in whole or in part, by each Practice; and

         (viii) the establishment of performance and productivity incentives as provided in Section 7.2 hereof.
                 -----------

     Notwithstanding any provision of this Agreement, it is acknowledged and agreed that, while the parties to this Agreement shall be obligated to follow the decisions of the Joint Policy Board as set forth above after the first two years of this Agreement, the Joint Policy Board does not have the legal authority or power to bind PHC-SUB or any Practice with respect to any third party, and no person not a party hereto shall have any right under or by virtue of any vote taken or decision made by the Joint Policy Board.

     6.2 Resolution Mechanism for Divided Vote of Joint Policy Board.

     Except as set forth in Section 6.3 below, on any matter on which there is a
                            -----------
divided vote among the members of the Joint Policy Board, the Joint Policy Board shall consider the matter for at least 30 days from the date of such divided vote and make its best good faith efforts to reach a unanimous consensus. If a unanimous consensus cannot be reached within 30 days, the majority vote of the Joint Policy Board shall be final. Notwithstanding the foregoing, on matters related to item (ii) of Section 6.1(a) and items (ii), (iii), and (vi) of
                        --------------
Section 6.1(b), the Joint Policy Board may, by majority vote, submit such matter
--------------
for resolution pursuant to this Section 6.2, but shall not be required to do so;
                                -----------
and no expenditure greater than twenty-five thousand dollars ($25,000), no new Medical Office, no closure of an existing Medical Office, no addition of a New Practice Employee, and no purchase, lease or sublease of any real property shall be undertaken by PHC-SUB on behalf of a Practice without a majority vote of the Joint Policy Board or resolution of a deadlock pursuant to this Section 6.2.
                                                                -----------

     In the event of a deadlock that the Joint Policy Board agrees to submit for resolution, PHC-SUB shall submit to the applicable Practice a list of ten (10) physicians affiliated with other medical practices managed by PHC or one of its affiliates. The applicable Practice shall select one (1) of such physicians to whom complete information related to the subject matter of the deadlock shall be submitted. That physician shall have the authority to resolve the deadlock in his sole discretion.

     6.3 Annual Budget and Business Plan.

     PHC-SUB shall be authorized to incur any operational, capital or other expense approved by the Joint Policy Board pursuant to the Annual Budget or as reasonably requested by any Practice. PHC-SUB shall be required to seek the approval of the Joint Policy Board to incur an expense exceeding the budgeted amounts specified in the annual business plan and budget unless: (i) the expense is reasonable and does not exceed a line item expense specified in an Annual Budget by more than twenty percent (20%) for any twelve (12) month period; (ii) the total expenses for the applicable budget year, on an annualized basis, do not exceed the total amount budgeted for such year by more than ten percent (10%); or (iii) the expenditure is consented to by the Joint Policy Board or the applicable Practice. Notwithstanding the foregoing, PHC-SUB may exceed budgeted amounts in the event the increase in the expenditure is reasonable and is the result of an event beyond the control of PHC-SUB (e.g., increases in tax rates or utility charges, Acts of God, strikes and labor disputes) provided that PHC-SUB shall provide notice of such a situation to the applicable Practice.

     SECTION 7.  FINANCIAL ARRANGEMENTS.

     7.1 PHC-SUB Compensation. Each Practice and PHC-SUB agree that the compensation described in this Section 7.1 will be paid by such Practice to PHC-
                               -----------
SUB in consideration of the substantial commitment made by PHC-SUB hereunder and that such compensation is fair and reasonable.

     (a) As compensation for the provision by PHC-SUB of the General Management Services during the term of this Agreement, PHC-SUB shall receive a general management fee (the "General Management Fee") that shall be equal to the greater of: (i) the Minimum Management Fee, or (ii) the Alternative Management Fee. The "Alternative Management Fee" shall be equal to the sum of: (i) the MS-PLLC Component, (ii) the SDC Component and (iii) the IL-SC Component.

         (i) The "MS-PLLC Component" shall be equal to the sum of the MS-PLLC Component A and the MS-PLLC Component B. The MS-PLLC Component A and the MS-PLLC Component B each shall be determined as follows:

             (A) The MS-PLLC Component A shall be equal to twenty percent (20%) of the MS-Amount.

                  The "MS-Amount" shall be equal to the difference between (x) the aggregate annual Net Practice Revenues of MS-PLLC and (y) the MS Practice Expenses relating to all salaries, bonuses or benefits (including, for example, deferred compensation benefits and health insurance benefits) payable with respect to each of the Physician Practice Employees of MS-PLLC ("MS Physician Practice Expenses").

             (B) The MS-PLLC Component B shall be determined by first subtracting from eighty percent (80%) of the MS-Amount the following:

                  (I) the MS Practices Expenses (other than the MS Physician Practice Expenses and the General Management Fee relating to MS-PLLC);

                  (II)  the Operational Expenses of MS-PLLC; and

                  (III) then further reducing this amount by any portion of
                        income allocable to any member of MS-PLLC other than Physician.

         (ii) The "SDC Component" shall be equal to the sum of the SDC Component A and the SDC Component B. The SDC Component A and the SDC Component B each shall be determined as follows:

               (A) The SDC Component A shall be equal to twenty percent (20%) of the SDC Amount.

                   The "SDC Amount" shall be equal to the difference between (x) the aggregate annual Net Practice Revenues of SDC and (y) the SDC Practice Expenses relating to all salaries, bonuses or benefits (including, for example, deferred compensation benefits and health insurance benefits) payable with respect to all Physician Practice Employees of SDC ("SDC Physician Practice Expenses").

               (B) The SDC Component B shall be determined by first subtracting from eighty percent (80%) of the SDC Amount the following:

                   (I) the SDC Practice Expenses (other than the SDC Physician Practice Expenses and the General Management Fee relating to SDC);

                   (II)  the Operational Expenses of SDC; and

                   (III) then further reducing this amount by any portion of
                         income allocable to any member or equity owner, as applicable, of SDC other than Physician.

         (iii) The "IL Component" shall be equal to an aggregate annual amount of $1,600,000, subject to adjustment as set forth in Section
                                                                    -------
               7.1(c).
               ------

         (iv) The "Minimum Management Fee" shall be an aggregate annual amount of $1,800,000.

     (b) Collectively, the General Management Fee for all of the Practices for the first five (5) years of this Agreement shall not be less than $7,000,000 in the aggregate (the "Additional Minimum Management Fee").

     (c) During the sixty (60) day period prior to the second anniversary of the Effective Date and during the sixty (60) day period ending each bi-annual anniversary of the Effective Date thereafter, the parties hereto shall negotiate in good faith to agree upon the IL-SC annual fee for the ensuing two year period based on the following criteria (in each case comparing the IL-SC practice and the IL-SC annual fee at the Effective Date to the IL-SC practice at the time of renegotiation):

         (i) the number of persons providing professional medical services through IL-SC;

         (ii) the cost of providing professional medical services through IL-SC;

         (iii) the size, type and number of facilities through which IL-SC provides services;

         (iv)  strategic objectives of the IL-SC;

         (v) changes in the cost of living index in areas in which the IL-SC provides medical services; and

         (vi)  the level of ancillary services provided by the IL-SC.

     In the event that prior to the anniversary date in question the parties cannot agree on the IL-SC annual fee for the preceding two year period, the parties shall refer the matter to a partner with substantial healthcare experience with the Atlanta, Georgia office of Arthur Andersen, LLP (or its successor). The Arthur Andersen, LLP, partner shall determine the IL-SC annual fee based on the foregoing criteria and his decision shall be final and binding on each party to this Agreement.

     (d) Contemporaneously with the execution of this Agreement, the Practice shall cause Physician to execute and deliver to PHC-SUB (i) a guaranty of payment of the Minimum Management Fee in the form of Exhibit 7.1.1 hereto, and
                                                     -------------
(ii) a guaranty of the payment of the Additional Minimum Management Fee in the form of Exhibit 7.1.2 hereto.
        -------------

     7.2 Recruitment and Productivity Incentives.

     After the first two (2) years of this Agreement, the Joint Policy Board, by a unanimous vote, may from time to time establish performance and productivity incentives for each Practice and its Practice Employees in addition to the financial arrangements set forth in Section 7.1 hereof. At the request of each
                                    -----------
Practice, PHC-SUB will also advise and assist such Practices in establishing its own productivity incentives for such Practice and its individual Practice Employees.

      7.3 Review of Financial Arrangements by the Joint Policy Board and the Practices.

     Each Practice, for the first two (2) years of this Agreement, and the Joint Policy Board or any member thereof thereafter, shall have the right to review PHC-SUB's calculations of all relevant payments, fees and expenses due by any party to any other party or a third party under this Agreement. In the event a Practice or the Joint Policy Board desires to review PHC-SUB's calculations or allocation of any such payments, fees or expenses, the Practice or Joint Policy Board shall be provided, upon reasonable notice to PHC-SUB, the documents used in determining such amounts (the "Compensation Documents"). Not later than twenty (20) business days following the delivery of the Compensation Documents to a Practice or the Joint Policy Board, the Practice or the Joint Policy Board, as the case may be, pursuant to a majority determination and vote, may furnish PHC-SUB with written notification of any dispute concerning any items shown thereon or omitted therefrom, together with a detailed explanation in support of the Practice's or Joint Policy Board's position in respect thereof. PHC-SUB and the Practice or the Joint Policy Board shall consult to resolve any dispute for a period of fifteen (15) business days following such notification to PHC-SUB. If such fifteen (15) business day consultation period expires and the dispute has not been fully resolved, the matter shall be referred to an independent public accounting firm chosen by the Practice or a unanimous vote of the Joint Policy Board (the "Accountants"), which shall resolve the dispute and render its decision (together with a brief explanation of the basis therefor) to the Joint Policy Board and PHC-SUB not later than twenty (20) business days following submission of the dispute to it; provided, however, that if the Practice, or the Joint Policy Board is unable to agree by unanimous vote, upon an independent public accounting firm, then the Practice or the Joint Policy Board by majority vote, and PHC-SUB shall each choose an independent public accounting firm and those firms shall appoint a third independent public accounting firm to act as the Accountants. The decision of such Accountants shall be a final determination of such amounts. The fees and expenses of the Accountants shall be paid 50% by PHC-SUB and 50% by the affected Practice unless the Accountants determine that there was an error of ten percent (10%) or more in PHC-SUB's calculations or allocations in the aggregate, in which case all of the Accountants' fees and expenses shall be paid by PHC-SUB.


     7.4 Security Agreements; Deposit of Proceeds of Accounts.

     (a) Security. As security for the payment and performance of all of the obligations and indebtedness of the Practices to PHC-SUB under this Agreement, each of the Practices hereby agrees to execute a security agreement (the "Security Agreements") in the forms as attached hereto as Exhibit
                                                                         -------
7.4(a).  PHC-SUB may specifically assign (collaterally or otherwise) and/or
------
pledge all of its rights and interests under this Agreement or the Security Agreements as security for loans and other financing arrangements obtained by PHC-SUB from any other person or entity, whether now existing or hereafter arising (any such person or entity being hereafter referred to as an "Assignee"). Any such Assignee shall have all of PHC-SUB's rights and remedies, but none of PHC-SUB's obligations, under this Agreement or the Security Agreement. In addition, each Practice shall cooperate with PHC-SUB and execute all necessary documents in connection with the pledge of such accounts receivable to PHC-SUB or at PHC-SUB's option, any Assignee.

     (b) Deposit of Proceeds. In furtherance of the security interest granted by the Security Agreement, each Practice agrees to deposit all payments on Accounts (as defined in the Security Agreement) received by such Practice as follows:

         (i) Payments received on any Account payable by Medicare or Medicaid shall be deposited (A) by IL-SC into Account No. 10001928 maintained by IL-SC at First National Bank of Carbondale (the "Illinois Sweeping Account"), which such account shall be "swept" daily into the Illinois Lockbox Account (hereinafter defined), (B) by MS-PLLC into Account No. 10001937 maintained by MS-PLLC at First National Bank of Carbondale (the "Mississippi Sweeping Account"), which such account shall be "swept" daily into the Mississippi Lockbox Account (hereinafter defined), and (C) by Virginia Division into Account No. 10001945 maintained by Virginia Division at First National Bank of Carbondale (the "Virginia Sweeping Account"), which such account shall be "swept" daily into the Virginia Lockbox Account (hereinafter defined). The depository agreement for each of the Illinois Sweeping Account, the Mississippi Sweeping Account and the Virginia Sweeping Account shall provide that the account balance in such account shall be "swept" daily into the Illinois Lockbox Account, the Mississippi Lockbox Account and the Virginia Lockbox Account, respectively;

         (ii)  Payments received on any Account other than as provided in
     Section 7.4(b)(i) shall be deposited (A) by IL-SC into Account No. 10001899
     -----------------
     maintained by PHC-SUB at First National Bank of Carbondale (the "Illinois Lockbox Account"), (B) by MS-PLLC into Account No. 10001902 maintained by PHC-SUB at First National Bank of Carbondale (the "Mississippi Lockbox Account"), and (C) by VA-PLLC into Account No. 10001910 maintained by PHC-SUB at First National Bank of Carbondale (the "Virginia Lockbox Account").

     (c) Allocation of Proceeds; Monthly Payments. PHC-SUB shall, within fifteen (15) days after the end of each calendar month, make a payment to each Practice (the "Monthly Payment") in an amount equal to the difference between
(A) the sum of (i) all amounts deposited directly into the Illinois Lockbox Account, the Mississippi Lockbox Account and the Virginia Lockbox Account, respectively by each Practice during the previous calendar month, plus (ii) all amounts swept from the Illinois Sweeping Account, the Mississippi Sweeping Account and the Virginia Sweeping Account into the Illinois Lockbox Account, the Mississippi Lockbox Account and the Virginia Lockbox Account, respectively during the previous calendar month, minus (iii) an amount equal to all items deposited into the Illinois Lockbox Account, the Mississippi Lockbox Account and the Virginia Lockbox Account, respectively (whether by such Practice or as the result of a sweep) which were returned to PHC-SUB by its depository bank for insufficient funds, stop payment, or otherwise during the previous calendar month, and (B) all fees due PHC-SUB from the Practices under this Agreement, including, without limitation, this Section 7.
                                    ---------

     (d) Adjustments. Adjustments to the Monthly Payments shall be made to reconcile actual amounts due under this Section 7 within 45 days after the end
                                        ---------
of each calendar quarter during the term of this Agreement. At such quarterly intervals, PHC-SUB shall determine the actual amounts due PHC-SUB pursuant to this Section 7 for each such calendar quarter, with such amounts to be
     ---------
calculated on an annualized basis for such quarters.

     PHC-SUB shall notify each Practice of the amount of payments, if any, due from one party to another as a result of such adjustments within 60 days of the end of each calendar quarter. If payment is due from one party to the other, such amount shall be paid in full within ten (10) days of such notification of the Practice; provided, however, that in the case such amounts are due PHC-SUB on such calculations, PHC-SUB may, at its discretion, offset such amounts due from the Practices against the Monthly Payment due the Practices for succeeding calendar months.

     Within 120 days after the end of each calendar year, PHC-SUB will determine the actual amounts due PHC-SUB pursuant to this Section 7 for such calendar year
                                                ---------
(prorated for any calendar year for which this Agreement has been in effect less than the entire year).

     If, after taking into account all Monthly Payments and any quarterly adjustments for such calendar year, payment is due from one party to the other, such amount shall be paid in full within ten (10) business days after such calculations are made final; provided, however, that in the case amounts are due PHC-SUB on such calculations, PHC-SUB may, at its discretion, offset such amounts due from the Practices against the Monthly Payment due the Practices for succeeding calendar months. This year-end reconciliation shall include reconciliation of any amounts owed by one party to another with respect to any expenses of any party, as set forth hereunder, paid by any other party.

     7.5 New Ancillary Services.

     Each Practice and PHC-SUB jointly acknowledge that a primary motivation for their entering into an affiliation is to expand each Practice and develop New Ancillary Services for such Practice. In consultation with a Practice, PHC-SUB will identify and evaluate such New Ancillary Service opportunities, and, consistent with and subject to all applicable state and federal regulations, each Practice and PHC-SUB will mutually agree upon and determine the financial arrangements with respect to the New Ancillary Service Revenue and New Ancillary Service Expenses related thereto. Except as set forth in Schedule 7.5, the
                                                          ------------
Practices agree and shall require all Practice Employees to agree that, subject to all applicable state and federal regulations, each Practice and each such employee shall develop, invest or participate in New Ancillary Services and facilities only in partnership or other business arrangement with PHC-SUB. However, if upon advice of a law firm with nationally recognized expertise in healthcare law that is acceptable to the parties hereto, a Practice in good faith determines that a joint partnership or other business relationship between PHC-SUB and such Practice or its employees is legally impermissible or involves a high degree of legal risk, such Practice or its employees may pursue the New Ancillary Services and facilities without the joint participation of PHC-SUB.

     SECTION 8.  TERM AND TERMINATION.

     8.1 Term; Renewal Terms.

     This Agreement shall commence on the Effective Date and shall expire on the 40th anniversary of the Effective Date unless earlier terminated as provided for in Section 8.2 hereof.
  ------------

     8.2 Termination.

     (a) By PHC-SUB.  Subject to compliance with the procedures set forth in
Section 8.5, PHC-SUB may terminate this Agreement with respect to a particular
-----------
Practice upon the occurrence of any of the following events without any further action on the part of PHC-SUB:

         (i) Such Practice is involuntarily suspended or terminated (without right of further appeal) from participation in the Medicare or Medicaid programs or such Practice withdraws from participation in the Medicare or Medicaid programs as a result of regulatory investigation.

         (ii) Such Practice voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or such Practice is the subject of an involuntary petition in bankruptcy which is not set aside within 60 days of its filing.

         (iii) Such Practice or any of its physician Practice Employee or physician New Practice Employee (A) engages in any conduct for which the physician Practice Employee's or physician New Practice Employee's license to practice medicine is revoked or suspended or (B) is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which event described in clause (A) or
     (B) materially adversely affects such Practice and provided that such Practice fails to take reasonable action to remedy or correct such noncompliance or conduct or to remove such physician from such Practice within thirty (30) days after such Practice obtains knowledge thereof.

     (b) Additional Termination Right of PHC-SUB. In the event that a Practice materially breaches any term or condition of this Agreement (other than as set forth in Section 8.2(a) hereof) and, such breach remains uncured after a period
         --------------
of 60 days after such Practice's receipt of a written notice specifying such breach, PHC-SUB shall submit the following issues directly to arbitration in accordance with Section 14 hereof: (i) whether such Practice has materially
                ----------
breached this Agreement and (ii) the amount of income PHC-SUB has foregone as the result of such breach exclusive of punitive or consequential damages (the "Sub Lost Income Amount"). If the final decision under the arbitration set forth in Section 14 determines that a Practice owes PHC-SUB a Sub Lost Income
         ----------
Amount and if a Practice fails to pay to PHC-SUB the Sub Lost Income Amount within 30 days after receipt of written notice specifying the Sub Lost Income Amount, PHC-SUB may immediately terminate this Agreement with respect to such Practice by delivery of written notice to such Practice with no further action required on its behalf to effect such termination.

     (c) By a Practice.  Subject to compliance with the provisions set forth in
Section 8.5, a Practice may terminate this Agreement with respect to itself upon
-----------
the occurrence of any of the following events without any further action on the part of such Practice:

         (i) PHC-SUB fails to make any payment to such Practice required herein, other than a payroll obligation, and (A) such breach remains uncured for a period of 60 days after such Practice's receipt of a written notice specifying such breach and (B) such Practice provides Agent with 15 days prior notice of such breach and of such Practice's intent to terminate this Agreement hereunder.

         (ii) PHC-SUB materially breaches any payroll obligation required herein with respect to a Practice and (A) such breach remains uncured for a period of 15 days after PHC-SUB's receipt of a written notice specifying such breach and (B) such Practice provides Agent with 15 days prior notice of such breach and of such Practice's intent to terminate this Agreement hereunder with respect to itself.

         (iii) PHC-SUB voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or PHC-SUB is the subject of an involuntary petition in bankruptcy which is not set aside within 60 days of its filing.

         (iv) If PHC shall not have consummated the Public Offering as of the end of the seventy-second (72nd) month following the Effective Date; provided that the Practice notifies PHC-SUB of the decision of the Practice to terminate this Agreement pursuant to this Section 8.2(c)(iv) within 90 days following the
                                ------------------
end of the seventy-second (72nd) month following the Effective Date.

     The rights set forth herein are not subject to any decisions or approvals by the Joint Policy Board.

     (d) Additional Termination Right of a Practice. In the event that PHC-SUB materially breaches the terms of this Agreement (other than as set forth in
Section 8.2(c) hereof) and such breach remains uncured for a period of 60 days
--------------
after PHC-SUB's receipt of a written notice specifying such breach, such Practice shall submit the following issues directly to arbitration in accordance with Section 14 hereof: (i) whether PHC-SUB has materially breached this
     ----------
Agreement and (ii) if PHC-SUB has materially breached this Agreement, the amount of income such Practice has foregone as a result of the breach exclusive of punitive or consequential damages (the "Practice Lost Income Amount"). If (i) the final decision under the arbitration set forth in Section 14 determines that
                                                      ----------
PHC-SUB owes a Practice a Practice Lost Income Amount; (ii) PHC-SUB fails to pay to such Practice the Practice Lost Income Amount within 30 days after receipt of written notice specifying the Practice Lost Income Amount and (iii) such Practice has provided PHC-SUB and Agent with 15 days prior notice of such Practice's intent to terminate this Agreement hereunder, such Practice may terminate this Agreement by delivery of written notice to PHC and PHC-SUB.

     8.3  Duties and Remedies Upon Expiration or Termination.

     Upon expiration or termination of this Agreement with respect to a Practice, such Practice and PHC-SUB hereby agree to perform, in addition to their obligations provided for elsewhere in this Agreement and continuing after such termination or expiration of this Agreement with respect to such Practice, such steps as are otherwise customarily required to wind up their relationship under this Agreement in as orderly a manner as possible, including, without limitation, PHC-SUB's provision to such Practice of patient billing records. The terminating Practice hereby acknowledges and agrees that, upon termination or expiration of this Agreement: (a) PHC-SUB shall retain all right, title and interest in and to all of its proprietary software and systems, including software and systems licensed by PHC-SUB from others, used in connection with the General Management Services; and (b) the terminating Practice shall be responsible for obtaining its own software and systems to take over the General Management Services from PHC-SUB.

     Except as set forth in this Section 8.3 and in Section 5.4 hereof, upon the
                                 -----------        -----------
expiration or earlier termination of this Agreement with respect to a Practice, neither party shall have any further obligation hereunder with the exception of obligations accruing prior to the date of such expiration or earlier termination and obligations, promises and covenants contained herein which extend beyond the terms hereof including, without limitation, any indemnities, restrictive covenants, and access to books and records. Upon the expiration or earlier termination of this Agreement with respect to a Practice, the financial arrangements set forth in Section 7 shall be prorated between the parties to
                          ---------
reflect any partial fiscal year. The funds for settlement of such financial arrangements shall be disbursed on the closing date of the repurchase of assets provided for in Section 8.4, but shall in no event occur later than 180 days
               ------------
from the date of the notice of termination. If this Agreement is terminated pursuant to Sections 8.2(a)(i), 8.2(b), 8.2(c)(i), 8.2(c)(ii), or 8.2(d) hereof,
            -------------------------------------- ---------------------
the non-breaching party may pursue such other legal or equitable relief as may be available in addition to such proration.

     From and after any termination, the terminating Practice and PHC-SUB shall provide the other with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

     8.4 Repurchase of Assets.

     (a) Upon termination of this Agreement pursuant to Section 8.1 or Section
                                                        -----------    -------
8.2 hereof, each Practice shall purchase from PHC, PHC-SUB, or Affiliate of PHC-
---
SUB those assets owned by PHC, PHC-SUB, or Affiliate of PHC-SUB that primarily relate to the operation of such Practice, including all FF&E and all real property owned by PHC, PHC-SUB, or Affiliate of PHC-SUB and associated primarily with the operation of such Practice (the "Real Estate"), and the fair market value of accounts receivable on the date of termination, at a purchase price (the "Buyout Amount") equal to the greater of:

          (i) the sum of (A) the total consideration paid by PHC in connection with the purchase of the assets of SDC, plus liabilities assumed, if any, pursuant to the Purchase Agreement allocable to such Practice plus (B) the Sub Lost Income Amount, if any, less an amount equal to the sum of (X) the aggregate amount of General Management Fees actually collected by PHC-SUB from such Practice under this Agreement and (Y) the Practice Lost Income Amount, if any; and

          (ii) the aggregate fair market value of the tangible and intangible assets used in the operation of such Practice that are purchased by PHC, PHC-SUB, or Affiliate of PHC-SUB pursuant to this Section 8.4(a).
                                                       --------------

The Practice may pay all or a portion of the Buyout Amount in the securities of PHC, valued at fair market value as of the date of termination.

     (b) In addition to the payment of the Buyout Amount as set forth in Section
                                                                         -------
8.4(a), upon termination of this Agreement, such Practice shall pay all debt and
------
assume without recourse against PHC-SUB all contracts, payables and leases which are obligations of PHC-SUB and which relate exclusively to the performance of its obligations under this Agreement or the properties subleased by PHC-SUB, other than such contracts, payables and leases that are between such Practice and PHC-SUB or its affiliates. The Buyout Amount shall be reduced by the amount of debt and liabilities of PHC-SUB assumed by such Practice, by any payment PHC-SUB has failed to make under this Agreement (other than any such payments constituting all or a portion of the Practice Lost Income Amount of such Practice). Such Practice and any physician owner of such Practice shall execute such documents as may be required to assume the liabilities set forth in this
Section 8.4 and to remove or indemnify PHC-SUB to its reasonable satisfaction
-----------
from any liability with respect to such repurchased assets and with respect to any property leased or subleased by PHC-SUB.

     The closing date for the repurchase shall be determined by the purchasing Practice, but shall in no event occur later than 60 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and the purchasing Practice and such Practice Employees shall be released from the restrictive covenants as and to the extent set forth in Section 8.4(c) on the closing date. PHC-SUB shall have
                        --------------
the right, in its sole and absolute discretion, to waive the repurchase requirements of a Practice, in which event, the termination of this Agreement shall become effective upon the execution and delivery of such waiver.

     (c) If the affected Practice remits the Buyout Amount to PHC-SUB in accordance with Section 8.4(a) hereof within 60 days after determination of such
                --------------
Buyout Amount, such Practice and the Practice Employees shall be released from the restrictive covenants of Sections 5.4. If the affected Practice does not
                             ------------
remit the Buyout Amount to PHC-SUB in accordance with Section 8.4(a) hereof
                                                      --------------
within 60 days after determination of such Buyout Amount, the provisions of
Section 5.4 of this Agreement shall survive in their entirety for a period of
-----------
two (2) years following the date of termination of this Agreement.

     (d) Fair market value of (i) any shares of PHC securities, if any, used to pay all or a portion of the Buyout Amount and (ii) the FF&E and the Real Estate shall be determined by a nationally recognized independent accounting firm capable of making such determinations and chosen by the affected Practice from a list of three such firms submitted by PHC-SUB. The affected Practice shall submit its choice of such firms in writing no later than five (5) days after receipt of such list from PHC-SUB. PHC-SUB and the affected Practice shall bear the cost of such determination equally.

     8.5 Procedures Related to Termination.

     In taking action to terminate this Agreement the parties shall comply with the following procedures:

     (a) Prior to taking any action to terminate, the party seeking termination shall provide 15 days' prior written notice to Agent, following the expiration of any cure periods.

     (b) The taking by a Practice of any action with respect to termination of this Agreement shall require the affirmative vote of the holders of two-thirds of the equity or membership interests of the owners of the Practice as the case may be.

      SECTION 9.  REPRESENTATIONS AND WARRANTIES OF EACH PRACTICE.

      Each Practice hereby represents and warrants to PHC as follows:

      9.1 Organization in Good Standing; Licenses.

      Each Practice is a division of an Alabama business corporation, a medical corporation or a professional limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its state of its formation. Each Practice is authorized to transact business in its state of formation. Additionally, the Virginia Division is duly qualified to transact business in Virginia. Each Practice has all necessary legal power to own all of its properties and assets and all material governmental licenses, authorizations, consents, and approvals to carry on its business as now conducted and as will be conducted (including, without limitation, accreditations and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS and CHAMPVA.

      9.2 No Violations.

     Each Practice has the legal authority to execute, deliver and perform this Agreement and all agreements executed and delivered by it pursuant to this Agreement, and has taken all action required by law, its articles or certificate of formation or organization, regulations or by-laws to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement does not and, subject to the consummation of the transactions contemplated hereby, will not, violate any provisions of the articles or certificate of formation, regulations, or by-laws of each Practice or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which such Practice is a party, or by which it is bound. This Agreement has been duly executed and delivered by each Practice.

      9.3 Professional Liability.

     Each Practice represents that no Practice Employee has ever (a) had his or her license to Practice medicine or other profession in any state or his or her drug enforcement agency number suspended, relinquished, terminated, restricted or revoked; (b) been reprimanded, sanctioned or disciplined by any licensing board, or any federal, state or local society or agency, governmental body or specialty board; or (c) had his or her medical staff privileges at any hospital or medical facility suspended, involuntarily terminated, restricted or revoked.

      9.4 Litigation.

      (a) Each Practice represents that there is no action, suit, or proceeding pending against, or to its best knowledge threatened against or affecting the Practice or any Practice Employee before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of the Security Agreements.

     (b) Except as provided in Schedule 9.4(b), each Practice represents that
                               ---------------
there is no pending investigation of it or any of its members, partners, or Practice Employees, or any one or more of them, as the case may be, by HCFA or any other governmental authority, which investigation is not otherwise conducted in the ordinary course of business and no criminal, civil or administrative action, audit, or investigation by a fiscal intermediary or by or on behalf of any governmental authority exists against the Practice or any of its members, partners, or Practice Employees, or any one or more of them, as the case may be, or to the best knowledge of the Practice, is threatened with respect to such persons or any one of them which could reasonably be expected to materially and adversely affect the right of such person or persons to receive Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement to which such person or persons would otherwise be entitled, or right to participate in the Medicare, Medicaid, CHAMPUS or CHAMPVA programs, or otherwise have a Material Adverse Effect on the receipt of Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement by such person or persons.

     (c) Each Practice represents that to the best knowledge of the Practice, neither the Practice nor any of its members, partners or Practice Employees or any one or more of them, as the case may be, is subject to any pending but unassessed Medicare, Medicaid, CHAMPUS or CHAMPVA claim payment adjustments, except to the extent that such person or persons is contesting such assessment in good faith by appropriate proceedings diligently pursued and has established or caused to be established by his or her employer, limited liability company, or partnership, as the case may be, adequate reserves for such adjustments in accordance with GAAP.

     9.5 No Default.

     Each Practice represents that neither the Practice nor its members, partners, Practice Employees, or any one or more of them has received notification from any governmental authority that any such governmental authority has taken or intends to take action to revoke, terminate, or adversely amend any license, certificate, accreditation or permit of such person to operate a healthcare facility or to participate under Medicare, Medicaid, CHAMPUS or CHAMPVA.

     9.6 Third Party Reimbursement.

     If the Practices or any Practice Employee is being audited or has been audited by Medicare, Medicaid, CHAMPUS or CHAMPVA or similar governmental Third Party Payors:

     (a) none of such audits provides for adjustments in reimbursable costs or assets, claims for reimbursement or repayment by the Practice or any Practice Employee of costs and/or payments theretofore made by such governmental Third Party Payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect except as provided in Schedule 9.6; and
                                                             ------------

     (b) neither the Practice nor any Practice Employee has had requests or assertions of claims for reimbursement or repayment by it, or him or her, as the case may be, of costs and/or payments heretofore made by any other Third Party Payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect except as provided in Schedule 9.6.
                                                          ------------

     9.7 Certificates.

     Each Practice agrees to use its best efforts to provide, and to use its best efforts to cause each of its Practice Employees to provide, notice to PHC-SUB if any representation or warranty contained therein becomes untrue as of a date after the Effective Date because of subsequent events and to provide from time to time, at the reasonable request of PHC-SUB, a certificate stating that the representations and warranties contained herein are true, or, if they are not true, specifying in reasonable detail the extent to which they are not true.

      SECTION 10. INSURANCE AND INDEMNITY.

      10.1  Insurance Maintained by the Practice.

      During the term of this Agreement, each Practice shall provide, or shall arrange for the provision of, and maintain comprehensive professional liability insurance on each Practice and each of the physician Practice Employees and agents in the minimum amount of Two Million Dollars ($2,000,000) per claim and Five Million Dollars ($5,000,000) annual aggregate, and in such reasonable amounts as are agreed upon by PHC-SUB and the Practices for non-physician Practice Employees; provided, that the premiums paid by PHC-SUB and the costs to the Practices are no greater than those previously paid by SDC for comprehensive professional liability insurance in the minimum amounts of One Million Dollars ($1,000,000) per claim and Three Million Dollars ($3,000,000) annual aggregate. Each Practice shall provide to PHC-SUB written documentation evidencing such insurance coverage. Each Practice shall have the right to increase any such coverage with the written approval of the Joint Policy Board after the second year of this Agreement. All such professional liability insurance premiums and deductibles related thereto shall be included in Operational Expenses. Each Practice shall be responsible for all liabilities in excess of the limits of such policies. Each Practice's obligation to maintain such professional liability insurance coverage shall survive the expiration or termination of this Agreement for any reason so as to cover any and all professional liability claims or causes of action caused or asserted to have been caused as a result of the performance of medical services by such Practice and its employees or agents during the term of this Agreement. Each Practice shall provide, or shall arrange for the provision of, and shall maintain throughout the entire term of this Agreement, workers' compensation insurance coverage on such Practice and each of its employees and agents in the amounts required by law. If so requested by PHC-SUB, each Practice shall provide to PHC-SUB written documentation evidencing such insurance coverage.

      10.2  Insurance Maintained by PHC-SUB.

      During the term of this Agreement, PHC-SUB shall provide and maintain comprehensive professional liability insurance for all professional employees of the PHC-SUB providing any services related to each Practice pursuant to this Agreement, and comprehensive general liability and property insurance covering the Medical Office premises and operations. PHC-SUB shall provide, or shall arrange for the provision of, and shall maintain throughout the term of this Agreement, workers' compensation insurance coverage on PHC-SUB and each of its employees and agents in the amounts required by law. If so requested by a Practice, PHC-SUB shall provide written documentation evidencing such insurance coverage.

      10.3  Continuing Liability Insurance Coverage.

      Each Practice shall obtain, or shall ensure that each of its Practice Employee or agent obtains, continuing liability insurance coverage under either a "tail policy" or a "prior acts policy," with the same limits and deductibles as the insurance coverage provided pursuant to Section 10.1, for each of the
                                               ------------
Practice's employees and agents upon the termination of such employee's or agent's relationship with the Practice for any reason. If so requested by PHC-SUB, each Practice shall provide to PHC-SUB written documentation evidencing such insurance coverage. All such professional liability insurance premiums shall be included in Operational Expenses for the appropriate Practice. In the event a Practice does not obtain such continuing liability insurance coverage, PHC-SUB may do so and the cost of such coverage shall be included as an Operational Expense of such Practice. Such Practice's obligation to obtain, or ensure that each of its employees and agents obtains, such continuing liability insurance coverage shall survive the termination of this Agreement for any of its Practice employees or agents associated with such Practice during the term of this Agreement.

     10.4  Key Person Insurance.

     Each Practice agrees, and shall cause its Practice Employees to agree, that PHC-SUB may obtain, as a PHC-SUB Expense and for PHC-SUB's sole benefit, "key person" life and/or disability insurance policies on any or all Practice Employees. Neither the Practices nor any Practice Employee shall have any right, title or interest, in or to the proceeds of any such insurance policies. Each Practice shall cause its Practice Employees to cooperate with PHC-SUB, as reasonably requested by PHC-SUB from time to time, in obtaining any such insurance policies, including, but not limited to, causing such Practice Employees to submit to such physical examinations and providing such information relating to insurability as PHC-SUB may reasonably request from time to time.

     SECTION 11. COMPLIANCE WITH REGULATIONS - SUBCONTRACTS.

     Pursuant to Title 42 of the United States Code and applicable rules and regulations thereunder, until the expiration of four (4) years after termination of this Agreement, PHC-SUB shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by PHC-SUB under this Agreement. PHC-SUB further agrees that if it carries out any of its duties under this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000.00) or more over a twelve (12) month period with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organization as are necessary to verify the nature and extent of such costs. Disclosure pursuant to this Section shall not be construed as a waiver of any other legal right to which PHC-SUB or any Practice may be entitled under law or regulation.

     SECTION 12. RELATIONSHIP OF THE PARTIES.

     12.1  Independent Contractor Status.

     (a) It is acknowledged and agreed that each Practice and PHC-SUB are at all times acting and performing hereunder as independent contractors. PHC-SUB shall neither have nor exercise any control or direction over the methods by which any Practice and its Practice Employees practice medicine. PHC-SUB shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of any Practice unless otherwise specifically provided for under the terms of this Agreement or the Purchase Agreement. In its management role, PHC-SUB will have only an obligation to exercise reasonable care in the performance of the management services. PHC-SUB shall have no liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of any Practice. Each party hereto shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

     (b) In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, each Practice and PHC-SUB shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between each Practice and PHC-SUB and without substantial economic detriment to either party. To the extent any act or service required of PHC-SUB in this Agreement should be construed or deemed, by any governmental authority, agency or court, to constitute the unauthorized practice of medicine, the performance of said act or service by PHC-SUB shall be deemed waived and forever unenforceable and the provisions of this Section 12.1(b) shall be applicable. None of the
                           ---------------
parties hereto shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this Section 12.1(b).
                                                           ---------------

     12.2  Referral Arrangements.

     The parties hereby acknowledge and agree that no benefits to any Practice hereunder require or are in any way contingent upon the admission, recommendation, referral or any other arrangement for the provision of any item or service offered by PHC-SUB or any of its Affiliates, to any patients of a Practice, its Practice's employees or agents.

     SECTION 13. CONFIDENTIAL INFORMATION AND INSPECTION RIGHTS.

     (a) At no time during the term of this Agreement or the five (5) year period after any termination or expiration of this Agreement for any reason shall a Practice or any of its employees or agents, on the one hand, or PHC-SUB or any of its employees or agents, on the other hand, disclose to anyone, other than its attorneys, accountants or other financial advisors, the material terms of this Agreement or any other written agreement between the parties hereto, or any confidential or secret information concerning (i) the business, affairs or operations, (ii) any trade secrets, new product developments, special or unique processes or methods, or (iii) any marketing, sales, advertising or other concepts or plans, of PHC-SUB or any of its Affiliates, on the one hand, or of any Practice, its Practice Employees, subsidiaries or Affiliates, on the other hand.

     The covenants contained in this Section 13 shall not apply to any
                                     ----------
information which (i) was already known to such party at the time of receipt thereof, (ii) was readily available to the general public at the time of receipt thereof, (iii) subsequently becomes known to the general public through no fault or omission on the part of such party, (iv) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (v) is required to be disclosed by law or governmental agency.

     Each of PHC-SUB and the Practices hereby acknowledges that if it or any of its employees or agents engage in activities within the limitations of this

Section 13, money damages shall be an inadequate remedy, and each of PHC-SUB and
----------
the Practices agrees that the nonbreaching party shall be entitled to obtain, in addition to any other remedy provided by law or equity, an injunction against the violation of breaching party's obligation to the nonbreaching party hereunder.

     (b) Each Practice shall have reasonable access to the files and records relating to such revenue and expenses and the overall operation of such Practice. Each Practice, at its expense, may have its accountants review such records, at reasonable intervals, to confirm the accuracy of such records and fees paid by such Practice to PHC-SUB under this Agreement.

     SECTION 14. ARBITRATION.

     (a) Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement shall be solely and finally settled by arbitration, which shall be conducted in Atlanta, Georgia or at such other location as the parties may agree in writing. The arbitrator shall conduct the proceedings in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") as such Rules are in effect as of the date of the occurrence of the events giving rise to such disputes. The arbitration proceeding shall be initiated in accordance with the Rules. The parties hereby renounce all recourse to litigation and agree that any arbitration award shall be final and subject to no judicial review. The arbitration shall be conducted before one or more arbitrators, chosen in accordance with the Rules. The arbitrator(s) shall decide the issues submitted in accordance with (i) the language and commercial purposes of this Agreement; and (ii) what is just and equitable under the circumstances, provided that all substantive questions of law (excluding principles of conflicts of laws) shall be determined under the laws of the State of Georgia.

     (b) The parties agree to facilitate the arbitration by: (i) making available to one another and to the arbitrator for examination, inspection and extraction all documents, books, records and personnel under their control determined by the arbitrator to be relevant to the dispute (ii) conducting arbitration hearings to the greatest extent possible on successive days; and
(iii) observing strictly the time periods established by the Rules, or by the arbitrator, for submission of evidence or briefs.

     (c) Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. All deposits and other costs (other than fees of counsel) incurred in conducting the arbitration shall be borne equally by the parties. Each party shall be solely responsible for its own attorney's fees incurred in connection with the arbitration.

     (d) This Section 14 shall survive completion or termination of this
              ----------
Agreement, and shall be specifically enforceable in any court of competent jurisdiction. In no event shall a demand for arbitration be made after the date when any applicable statute of limitations, or period for claims under this Agreement, would bar institution of a legal or equitable proceeding based on such dispute or subject matter in question.

     SECTION 15. MISCELLANEOUS.

     15.1  Assignment and Delegation.

     PHC-SUB shall have the right to assign its rights hereunder to any Affiliate of PHC-SUB and to any lending institution, for security purposes or as collateral, from which PHC, PHC-SUB or such person, firm or corporation obtains financing, or upon the sale of substantially all of the assets of PHC-SUB. Except as set forth in this Section 15.1, PHC-SUB shall not have the right to
                            ------------
assign its rights and obligations hereunder without the written consent of the Practices. No Practice shall have the right to assign its rights and obligations hereunder without the written consent of PHC-SUB. No Practice may delegate any of its duties hereunder, except as expressly contemplated herein; however, PHC-SUB may delegate some or all of its duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto.

     15.2  Other Contractual Arrangements.

     The parties acknowledge and agree that they have been advised and consent to the fact that PHC-SUB or its Affiliates (i) may have, prior to the date of this Agreement, discussed proposals with respect to, or (ii) may, from time to time hereafter enter into agreements with one or more Practice Employees to provide consulting, medical direction, advisory or similar services relating to activities of PHC-SUB or its Affiliates in clinical areas. The parties agree that such agreements, if any, shall be entered into at the sole discretion of the parties thereto and subject to such terms and conditions to which such parties may agree, and any compensation payable to or by PHC-SUB, on the one hand, and such Practice Employees, on the other hand, shall not constitute Net Practice Revenues and shall otherwise not be subject to the provisions of this Agreement. Physician by his execution of this Agreement as provided on the signature page hereof, agrees that neither the negotiation nor the entry into any agreement or arrangement of a type described in this Section 15.2 shall
                                                         ------------
constitute a breach of fiduciary or other duty owed by Physician to any Practice Employee, or by PHC-SUB, to such Practice, Physician or Practice Employee. Accordingly, each Practice and Physician hereby waive any right to disclosure of the negotiations, proposals or terms of any such agreement, arrangement or right to participate in and/or share revenues derived from any such agreement or arrangement with Physician or Practice Employee, and hereby forever release and discharge the Practices, Physician, PHC-SUB, and their respective representatives (including, but not limited to, their respective attorneys, accountants, Affiliates, shareholders, officer, directors, employees and agents) from any and all actions, claims, charges, suits, damages and liabilities of any kind whatsoever arising from or by reason of the participation of Physician or Practice Employee in any agreement or arrangement with PHC-SUB or its Affiliates of a type described in this Section 15.2 above or from or by
                                              ------------
reason of the failure of PHC-SUB, Physician or Practice Employee or their respective representatives to disclose the negotiation, existence or terms of any such agreement or arrangement. In keeping with the private nature of these matters, the Physician further agrees that such negotiations, proposals or terms of agreement are to be kept confidential between Physician on one hand, and PHC-SUB, on the other hand, and shall not be disclosed by them or their representatives, except to their attorneys, accountants and professional advisors or as required by law.

     15.3  Notices.

     Any notice required or permitted by this Agreement or any agreement or document executed and delivered in connection with this Agreement shall be deemed to have been served properly received if hand delivered upon actual receipt, or if sent by overnight express, one (1) business day after transmittal, or if mailed by certified mail, return receipt requested, proper postage prepaid, then five (5) business days after posting, at the following addresses:


     If to the Practices:

     1.    IL-SC:               202 Jackson Street West
                                        Carbondale, Illinois 62901
                                        Attention: Jack G. Hilton, M.D.

     2.    MS-P.L.L.C.:                 49 Seargent Prentiss Drive
                                        Natchez, Mississippi 39120
                                        Attention:  Jack G. Hilton, M.D.

     3.    Virginia Division:           202 Jackson Street West
                                        Carbondale, Illinois 62901
                                        Attention: Jack G. Hilton, M.D.

     with a copy to:            Sidley & Austin
                                        One First National Plaza
                                        Chicago, Illinois 60603
                                        Attention:  Latham Williams, Esq.

     If to PHC-SUB:             PHC Regional Oncology Care, Inc.
                                        One Lakeside Commons
                                        990 Hammond Drive, Suite 300
                                        Atlanta, Georgia 30328
                                        Attention:  Sarah C. Garvin, Chief
                                        Executive Officer

     with a copy to:            Physician Health Corporation
                                        One Lakeside Commons
                                        990 Hammond Drive, Suite 300
                                        Atlanta, Georgia  30328
                                        Attention: General Counsel

or such other address as shall be furnished in writing by any party to the other party.

     15.4  Additional Acts.

     Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     15.5  Governing Law.

     This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia, applied without giving effect to any conflicts of law principles.

     15.6  Captions.

     The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

     15.7  Severability.

     The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

     15.8  Entire Agreement.

     This Agreement, the Purchase Agreement and the documents contemplated thereby and hereby contain the entire agreement of the parties and supersedes any and all prior or contemporaneous negotiations, understandings or agreements between the parties, written or oral, with respect to the transactions contemplated hereby and thereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by a duly authorized officer of PHC-SUB if PHC-SUB is the party against whom enforcement of any such waiver, change, modification, extension, discharge or termination is sought, or by the Practice if the Practice is the party against whom enforcement of any such waiver, change, modification, extension, discharge or termination is sought.

     15.9  Waiver of Provisions.

     Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     15.10 No Rule of Construction.

     The parties acknowledge that this Agreement was initially prepared by PHC-SUB solely as a convenience and that all parties and their counsel have read and fully negotiated all the language used in this Agreement. The parties acknowledge and agree that because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of, or against any party by reason of that party's role in drafting this Agreement.

     15.11 Counterparts.

     This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

     15.12    Binding Effect.

     This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their successors and permitted assigns. Subject to the foregoing sentence, no person not a party hereto shall have any right under or by virtue of this Agreement.

     SECTION 16. GUARANTY BY PHC.

     PHC hereby absolutely and unconditionally and irrevocably guarantees to each of the Practices the full, prompt and faithful performance by PHC-SUB of all covenants and obligations to be performed by PHC-SUB under this Agreement, including, but not limited to, the payment of all sums to be paid by PHC-SUB pursuant to this Agreement. If PHC-SUB fails to fully perform any such covenants and obligations in accordance with their terms or pay all or any part of such sums when due upon written demand from any Practice, PHC will perform immediately any such covenants and obligations, which have not been fully performed or performed at all, in accordance with their terms and immediately pay to such Practice any amount due and unpaid by PHC-SUB. In the event of termination, liquidation or dissolution of PHC-SUB, this unconditional guaranty shall continue in full force and effect.



                 [Remainder of page intentionally left blank.]

    IN WITNESS WHEREOF, PHC, PHC-SUB and the Practices have duly executed this
               Agreement on the day and year first above written.


                              PHYSICIAN HEALTH CORPORATION


                              By:    /s/ Sarah C. Garvin
                                     ----------------------------------------

                              Name:  Sarah C. Garvin
                                     ----------------------------------------

                              Title: President
                                     ----------------------------------------


                              PHC REGIONAL ONCOLOGY CARE, INC.


                              By:    /s/ Sarah C. Garvin
                                     ----------------------------------------

                              Name:  Sarah C. Garvin
                                     ----------------------------------------

                              Title: President
                                     ----------------------------------------


                              PHC-ILLINOIS 1, S.C.


                              By:    /s/ Jack G. Hilton, M.D.
                                     ----------------------------------------

                              Name:  Jack G. Hilton, M.D.
                                     ----------------------------------------

                              Title: President
                                     ----------------------------------------


                              SOUTHERN DEPENDACARE, INC.


                              By:    /s/ Jack G. Hilton, M.D.
                                     ----------------------------------------

                              Name:  Jack G. Hilton
                                     ----------------------------------------

                              Title: President
                                     ----------------------------------------


                              PHC-MISSISSIPPI, P.L.L.C.


                              By:    /s/ Jack G. Hilton, M.D.
                                     ----------------------------------------

                              Name:  Jack G. Hilton, M.D.
                                     ----------------------------------------

                              Title: Managing Member
                                     ----------------------------------------